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                                TABLE OF CONTENTS

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ARTICLE I  LEASED PREMISES AND DEFINITIONS..................................  1
   Section 1.01. Leased Premises............................................  1
   Section 1.02. Definitions................................................  1

ARTICLE II  TERM............................................................  8
   Section 2.01. Initial Term...............................................  8
   Section 2.02. Extension Terms............................................  8

ARTICLE III  USE OF LEASED PREMISES AND NAME OF 1909 THEATRE BUILDING.......  8
   Section 3.01. Use of Leased Premises.....................................  8
   Section 3.02. Name of 1909 Theatre Building..............................  8

ARTICLE IV  RENT............................................................  8
   Section 4.01. Contingent Rent............................................  8
   Section 4.02. Accounting for Contingent Rent.............................  9
   Section 4.03. Additional Rent............................................  9
   Section 4.04. Rental Payments - General..................................  9
   Section 4.05. Late Payments..............................................  9

ARTICLE V  REMODEL WORK AND LESSEE'S WORK................................... 10
   Section 5.01. Remodel Work............................................... 10
   Section 5.02. Change Orders to Remodel Plans and Specifications.......... 10
   Section 5.03. Performance of Remodel Work................................ 10
   Section 5.04. Lessee's Work.............................................. 10
   Section 5.05. Change Orders to Premises Plans and Specifications......... 10
   Section 5.06. Performance of Lessee's Work............................... 10

ARTICLE VI  IMPROVEMENTS.................................................... 11
   Section 6.01. Improvements, Additions and Alterations.................... 11
   Section 6.02. Plans and Specifications................................... 11
   Section 6.03. Governmental Approvals..................................... 11
   Section 6.04. Ownership of Improvements.................................. 12

ARTICLE VII  ASSIGNMENT AND SUBLETTING...................................... 12
   Section 7.01. Permitted Subleases and Encumbrances....................... 12
   Section 7.02. Assignment and Sale........................................ 12

ARTICLE VIII  LESSEE'S RIGHT OF FIRST REFUSAL............................... 12
   Section 8.01. Lessee's Right of First Refusal............................ 12
   Section 8.02. Specific Performance....................................... 13

ARTICLE IX  TAXES AND UTILITY EXPENSES...................................... 14
   Section 9.01. Lessee's Payment of Taxes and Utilities.................... 14
   Section 9.02. Lessor's Payment of Taxes and Utilities.................... 14
   Section 9.03. Proration of Lessee's Real Estate Taxes.................... 14


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   Section 9.04. Right to Contest........................................... 14
   Section 9.05. Distribution of Overpayment of Taxes....................... 15
   Section 9.06. Separate Assessments....................................... 15
   Section 9.07. Excluded Taxes and Assessments............................. 15

ARTICLE X  MAINTENANCE; REPAIRS............................................. 15
   Section 10.01. Maintenance and Repair by Lessee.......................... 15
   Section 10.02. Governmental Authorities.................................. 15
   Section 10.03. Maintenance and Repair by Lessor.......................... 16

ARTICLE XI  MECHANICS' LIENS; INDEMNIFICATION AND NON-LIABILITY OF LESSOR... 16
   Section 11.01. Mechanics' Liens from Lessee Activities................... 16
   Section 11.02. Indemnification by Lessee................................. 16
   Section 11.03. Mechanics' Liens from Lessor Activities................... 16
   Section 11.02. Indemnification by Lessor................................. 17

ARTICLE XII  SIGNS.......................................................... 17

ARTICLE XIII  INSURANCE..................................................... 17
   Section 13.01. Liability Insurance....................................... 17
   Section 13.02. Casualty Insurance........................................ 18
   Section 13.03. Blanket and Umbrella Policies............................. 18
   Section 13.04. Certificates of Insurance................................. 18
   Section 13.05. Waiver of Subrogation..................................... 18
   Section 13.06. Special Provisions........................................ 18
   Section 13.07. Insurance During Alteration or Repair or Restoration...... 19
   Section 13.08. Use of Proceeds........................................... 19

ARTICLE XIV  DESTRUCTION.................................................... 19
   Section 14.01. Obligation to Repair Minor Damage......................... 19
   Section 14.02. Obligation to Repair Major Damage......................... 20
   Section 14.03. Option to Terminate....................................... 20
   Section 14.04. Disbursement of Insurance Proceeds in the Event of
                    Repair.................................................. 20
   Section 14.05. Disbursement of Insurance Proceeds in the Event of
                    Termination............................................. 21
   Section 14.06. Prompt Performance of Work................................ 21

ARTICLE XV  CONDEMNATION.................................................... 21
   Section 15.01. Condemnation Proceeds..................................... 21
   Section 15.02. Total Condemnation........................................ 21
   Section 15.03. Proceeds of Total Condemnation............................ 22
   Section 15.04. Partial Condemnation...................................... 22
   Section 15.05. Restoration............................................... 22
   Section 15.06. No Rent Adjustment........................................ 22
   Section 15.07. Rights to Appear.......................................... 22
   Section 15.08. Valuation................................................. 23

ARTICLE XVI  UTILITY EASEMENTS.............................................. 23

ARTICLE XVII  MORTGAGES..................................................... 23
   Section 17.01. Leasehold Mortgages....................................... 23
   Section 17.02. Notices and Rights Upon Lessee's Default.................. 23


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   Section 17.03. Extension................................................. 24
   Section 17.04. No Obligation to Cure..................................... 25
   Section 17.05. Modification of Lease..................................... 25

ARTICLE XVIII  LESSEE RIGHTS................................................ 25
   Section 18.01. No Termination............................................ 25
   Section 15.02. Performance by Lessee..................................... 25
   Section 18.03. Modification of this Lease................................ 25

ARTICLE XIX  SPECIFIC PERFORMANCE........................................... 26

ARTICLE XX  QUIET ENJOYMENT................................................. 26
   Section 20.01. Lessor's Covenants........................................ 26
   Section 20.02. Lessee's Remedies......................................... 26

ARTICLE XXI  DEFAULTS....................................................... 26
   Section 21.01. Events of Default......................................... 26
   Section 21.02. Extensions................................................ 27
   Section 21.03. Remedies.................................................. 27

ARTICLE XXII  BANKRUPTCY AND INSOLVENCY..................................... 27
   Section 22.01. Certain Events of Default Specified....................... 27
   Section 22.02. Preservation of Leasehold Estate.......................... 27

ARTICLE XXIII  NON-WAIVER................................................... 28

ARTICLE XXIV  THIRD PARTY BENEFICIARIES..................................... 28

ARTICLE XXV  FORCE MAJEURE.................................................. 28

ARTICLE XXVI  NOTICES....................................................... 28

ARTICLE XXVII  CERTIFICATES................................................. 31

ARTICLE XXVIII  REPRESENTATIONS AND WARRANTIES.............................. 31

ARTICLE XXIX  COMMON FACILITIES, COMMON STRUCTURAL SUPPORTS AND COMMON
 STRUCTURAL MEMBERS......................................................... 32
   Section 29.01. Steam Facilities.......................................... 32
   Section 29.02. Maintenance of Steam Facilities........................... 32
   Section 29.03. Freight Elevator.......................................... 32
   Section 29.04. Maintenance of Freight Elevator........................... 32
   Section 29.05. Common Structural Supports................................ 32
   Section 29.06. Maintenance of Common Structural Supports................. 32
   Section 29.07. Common Structural Members................................. 32
   Section 29.08. Maintenance of Common Structural Members.................. 33

ARTICLE XXX  LESSOR'S RESERVED RIGHTS....................................... 33
   Section 30.01. Storage Area.............................................. 33
   Section 30.02. Tours..................................................... 33
   Section 30.03. Murat Theatre............................................. 33


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   Section 30.04. Egyptian Room............................................. 34
   Section 30.05. Indemnification........................................... 34
   Section 30.06. Reimbursement............................................. 34
   Section 30.07. Lessor's Right of Inspection.............................. 35
   Section 30.08. Parking Areas............................................. 35

ARTICLE XXXI  GENERAL....................................................... 35
   Section 31.01. Governing Law............................................. 35
   Section 31.02. Partial Invalidity........................................ 35
   Section 31.03. Memorandum of Lease....................................... 35
   Section 31.04. Remote Vesting............................................ 35
   Section 31.05. Interpretation............................................ 35
   Section 31.06. Entire Agreement.......................................... 36
   Section 31.07. Parties................................................... 36
   Section 31.08. Attorneys' Fees........................................... 36
   Section 31.09. Authority................................................. 36
   Section 31.10. Relationship.............................................. 36

ARTICLE XXXII  APPROVED CONTRACTS........................................... 36

ARTICLE XXXIII  LIQUOR LICENSE.............................................. 36

ARTICLE XXXIV  LESSOR DEFAULT............................................... 37

ARTICLE XXXV  EASEMENTS..................................................... 37
   Section 35.01. Lessor's Easements........................................ 37
   Section 35.02. Indemnification .......................................... 37
   Section 35.03. Relocation ............................................... 37


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

                               INDENTURE OF LEASE

      THIS INDENTURE OF LEASE (the "Lease") effective as of the 1st day of September, 1995 (the "Execution Date"), by and between MURAT TEMPLE ASSOCIATION, INC., an Indiana not-for-profit corporation ("Lessor"), and MURAT CENTRE, L.P., an Indiana limited partnership ("Lessee"), WITNESSES THAT:

      In consideration of the rents reserved herein and the mutual covenants and undertakings contained herein, Lessor and Lessee agree as follows:

                                    ARTICLE I
                         LEASED PREMISES AND DEFINITIONS

      Section 1.01. Leased Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, upon and subject to the terms, conditions, covenants and provisions hereof: (a) the 1909 Theatre Real Estate and the 1922 Mosque Real Estate (as such terms are defined below); (b) all appurtenances, rights, privileges, interests, tenements, hereditaments and easements in any way now or hereafter belonging, appertaining or relating to the 1909 Theatre Real Estate and/or the 1922 Mosque Real Estate or derived therefrom, including, without limitation, all right, title and interest of Lessor in and to any land lying in the bed of any adjacent street, road or highway; (c) any and all rights, title and interests that Lessor may now or hereafter have in and to the 1909 Theatre Building, the 1922 Mosque Building and the Improvements (as such terms are defined below); and (d) the parking lots, parking spaces, roadways and other paved areas (collectively, the "Parking Areas") that may now or hereafter be located on the Murat Property (as such term is defined below) upon and subject to the terms, conditions, covenants and provisions set forth in Section 30.08 below (items (a), (b), (c) and (d) are sometimes collectively referred to herein as the "Leased Premises"). The Leased Premises is leased to Lessee "AS IS, WHERE IS" and without warranty or representation of any kind as to condition, fitness for Lessee's purposes or otherwise.

      Section 1.02. Definitions. The following terms when used in this Lease with initial capital letters shall have the following meanings:

      "Affiliate of the City" has the same meaning as City.

      "Affiliate of Lessee" means (a) the members, partners and shareholders of Lessee, and (b) any limited liability company, partnership, corporation or other entity in which Lessee, a wholly-owned or partially-owned but controlled subsidiary of Lessee, any of the members, partners or shareholders of Lessee, members of the families of Lessee or any of the members, partners or shareholders of Lessee, or a trustee for the benefit of such family members, or some, any or all of them, directly or indirectly, own an interest, either singly or in the aggregate, sufficient to effectively control such entity; provided that the term "Affiliate of Lessee" shall not include any members, partners or shareholders of Lessee that have no voting rights or ability, either singly or in the aggregate, to effectively control Lessee.

      "Approved Contracts" means the agreements, contracts, bookings and other obligations identified on Exhibit A attached hereto and incorporated herein.

      "Banquet Hall" means that portion of the basement of the 1922 Mosque Building and the 1909 Theatre Building that consists of approximately Five Thousand Four Hundred Sixty-Eight and Five Tenths (5,468.50) square feet and is generally described and/or depicted on Exhibit F attached hereto and incorporated herein.

      "Basement Area" means that portion of the basement of the 1922 Mosque Building that consists of approximately Six Hundred Seventeen and Two Tenths (617.20) square feet and is generally described and/or depicted on Exhibit F attached hereto and incorporated herein.

      "City" means the Consolidated City of Indianapolis, Indiana, and/or each agency, commission and department of the Consolidated City of Indianapolis, Indiana.

      "Common Facilities" means (a) all equipment and components of the system that provide steam heat to the Murat Complex (the "Steam Facilities) and (b) all equipment and components of the freight elevator located in the 1967 Club Building (the "Freight Elevator").

      "Common Maintenance Shop" means that portion of the basement of the 1909 Theatre Building that consists of approximately Two Thousand Six Hundred Thirty-Eight and Five Tenths (2,638.50) square feet and is generally described and/or depicted on Exhibit F attached hereto and incorporated herein.

      "Common Structural Members" means foundations, walls, columns, girders, beams, plates, poured or precast concrete slabs, supports and other structural members located, installed or constructed in, on, over, across, under or through the Leased Premises and designed to serve or actually serving the 1967 Club Building.

      "Common Structural Supports" means foundations, walls, columns, girders, beams, plates, poured or precast concrete slabs, supports and other structural members located, installed or constructed in, on, over, across, under or through the 1967 Club Building and designed to serve or actually serving the Leased Premises.

      "Condemnation Proceeds" means the total aggregate award, including any award for Lessor's fee simple title to the Real Estate and/or interests in the Leased Premises, in the event of a total taking or Constructive Total Taking of the Leased Premises in a condemnation proceeding or in lieu thereof.

      "Constructive Total Taking" means a taking in a condemnation proceeding or in lieu thereof of such scope that (a) the remaining portion of the Leased Premises is insufficient to permit the restoration of the Improvements so as to constitute a complete, operable facility capable of producing a proportionately fair and reasonable net annual income, after the payment of all debt service, operating and other expenses thereof, and after performance of all covenants and agreements herein provided to be performed by Lessee, or (b) the cost of restoring the Improvements to a complete architectural unit as determined by Lessee exceeds Two Million Five Hundred Thousand Dollars ($2,500,000).

      "Conventional Expenses" means and includes the total of all Taxes, Utility Expenses, Contingent Rent to the extent paid in respect of preceding calendar years, and all other reasonable and necessary or customary expenses incurred by Lessee in operating the Leased Premises as a first-class establishment for the uses permitted by Article III hereof, all as determined in accordance with generally accepted accounting principles, consistently applied, including, without limitation, management fees not exceeding seven percent (7%) of all other Conventional Expenses, janitorial expenses and the cost of providing commercial maintenance service [any or all of which services may be provided by an Affiliate of Lessee at market rates]; any payment of principal or accrued interest required under the terms of any Mortgage; costs of capital improvements that are not paid for with borrowed funds that are secured by a Mortgage; insurance premiums for fire insurance, liability insurance, business interruption insurance and insurance for any other risks insured against by Lessee, by any Mortgagee or as reasonable or customary in the operation of facilities such as the Improvements and the costs of deductibles paid in relation thereto; amounts actually placed in cash reserves for repairs to the Improvements; to the extent not paid from cash reserves, all expenses incurred in the maintenance, repair and replacement of the Improvements' equipment, machinery and fixtures; fees for accounting, legal and other professional services; consulting fees; and advertising and other marketing expenses. Conventional Expenses shall not include any amount for depreciation of the Improvements or any machinery, equipment or fixtures located therein or any other non-cash expense; costs of any capital improvement that are paid for with borrowed funds that are secured by a Mortgage; legal fees, commitment fees, origination fees, processing fees or any other costs or charges in connection with financings or refinancings; franchise or federal, state or local income taxes imposed upon Lessee; any penalties assessed for any late payment or any payment required under the terms of any secured or unsecured debt incurred in connection with the Leased Premises, including, without limitation, any


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mortgage or deed of trust now or hereafter constituting a lien against the
Leased Premises or any interest therein that does not result in a reduction of principal or accrued interest. Conventional Expenses shall not include costs of replacement, restoration, repair or reconstruction due to casualty or condemnation to the extent paid out of the proceeds of insurance or Condemnation Proceeds that are not included in Gross Receipts. In the event that any Conventional Expenses shall be incurred for the acquisition of goods or services from an Affiliate of Lessee, only so much of the costs of such goods or services as represents the fair competitive value of such goods and services in Marion County, Indiana (as measured by the cost at which comparable goods and services meeting Lessee's standards of quality could be acquired from qualified and experienced suppliers of the goods or services having no connection with Lessee) shall be allowed in determining Conventional Expenses.

      "Egyptian Room" means that portion of the second floor of the 1922 Mosque Building that consists of approximately Seventeen Thousand Seven Hundred Seventeen and Five Tenths (17,717.50) square feet and is generally described and/or depicted on Exhibit I attached hereto and incorporated herein.

      "Event of Default" has the meaning set forth in Section 21.01 hereof.

      "Gross Receipts" shall mean for each calendar year during the Term all rentals, revenues and receipts of every kind received in cash or its equivalent by Lessee from all customers, sub-subtenants, licensees and other users of the Improvements or any portion thereof, including, without limitation, ticket sales, food and beverage sales, any cash reserves set aside and excluded from Gross Receipts in previous years in connection with the operation and management of the Leased Premises and determined by Lessee to be no longer necessary for the purposes for which such amounts were set aside (or which revert to Lessee upon the expiration or earlier termination of this Lease), the proceeds of any insurance to the extent the same shall represent compensation for lost income or payments to Lessee, and all reimbursements of expenses and operating costs received by Lessee to the extent the same are included in Conventional Expenses, all as determined in accordance with generally accepted accounting principles, consistently applied. In the event of the use or subletting of any space in the Improvements to an Affiliate of Lessee on any basis other than for the fair competitive rental value of space of a comparable size and quality, the fair competitive rental value thereof shall be deemed to have been received by Lessee. In the event any goods or services provided in the Improvements are provided to any Affiliate of Lessee on any basis other than payment of the fair competitive value thereof, the difference between the price paid and the fair competitive value thereof shall be deemed to have been received by Lessee.

      "Hazardous Material" means any substance:

            (a) The presence of which requires investigation, response, remediation or other corrective action under the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. ss.ss. 690 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. ss.ss. 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA); the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 741 et seq.; the Clean Water Act, 33 U.S.C. ss. 7401; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2629; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f-300j; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq.; and all amendments thereto, and all similar federal, state and local environmental statutes, ordinances, and the regulations, orders, decrees now or hereafter promulgated thereunder, or

            (b) Which is defined as a "hazardous waste," "hazardous substance," "solid waste," "infectious waste," "toxic substance," or is otherwise regulated by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. ss.ss. 690 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. ss.ss. 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA); the Hazardous


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      Materials Transportation Act, 49 U.S.C. ss.ss. 6901 et seq.; the Federal
      Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 741 et seq.; the Clean Water Act, 33 U.S.C.
      ss. 7401; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2629; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f-300j; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq.; and all amendments thereto, and all similar federal, state and local environmental statutes, ordinances, and the regulations, orders, decrees now or hereafter promulgated thereunder.

      "Improvements" means the 1909 Theatre Building, the 1922 Mosque Building and all alterations, changes, replacements, improvements and additions thereto and all other buildings, fixtures, structures and improvements of whatever kind existing on the Real Estate, from time to time, including, without limitation, Lessee's Work.

      "Insurance Trustee" means any national bank having a principal office in Indianapolis, Indiana, or the holder of any Mortgage that is designated by Lessee and acceptable to Lessor in its reasonable discretion to act as trustee of any proceeds of the policies of casualty and builder's risk insurance maintained upon the Improvements pursuant to Article XIII of this Lease or any Condemnation Proceeds pursuant to Article XV.

      "Investor" means The Indianapolis Shrine Foundation for The Performing Arts and Community Development, Inc. or any person or entity that hereafter becomes (a) a member, partner or shareholder of Lessee and owns at least thirty percent (30%) of the membership interests, partnership interests or outstanding stock of Lessee, as the case may be, or (b) entitled to receive at least thirty percent (30%) of the Net Cash Flow.

      "Kniepe Room" means that portion of the third/attic floor of the 1922 Mosque Building that consists of approximately Two Thousand Seven Hundred Four and Eight Tenths (2,704.80) square feet and is generally described and/or depicted on Exhibit L attached hereto and incorporated herein.

      "Lease Year" means (a) the period from the Execution Date to 11:59 P.M. on the day before the first anniversary of the Possession Date, and (b) each consecutive period of one (1) year during the Term thereafter commencing on each anniversary of the Possession Date.

      "Leased Premises" has the meaning set forth in Section 1.01 of this Lease.

      "Lessee" means Murat Centre, L.P., an Indiana limited partnership and any assignee of the Lessee's interests under this Lease that receives Lessor's prior written consent in accordance with Article VII.

      "Lessee's Improvement Proportionate Share" means the percentage obtained by dividing the total square footage of the 1909 Theatre Building and the 1922 Mosque Building by the total square footage of the 1909 Theatre Building, the 1922 Mosque Building and the 1967 Club Building, as certified in writing by Simmons & Associates, Inc.

      "Lessee's Insurance Share" means the percentage obtained by dividing the aggregate of the most recently determined replacement cost values of the 1909 Property and the 1922 Property by the aggregate of the most recently determined replacement cost values of the 1909 Property, the 1922 Property and the 1967 Property.

      "Lessee's Land Proportionate Share" means the percentage obtained by dividing the total square footage of all land constituting a part of the Leased Premises by the total square footage of all land constituting a part of the Murat Complex, as certified in writing by an Indiana registered land surveyor reasonably acceptable to Lessee and Lessor.


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

      "Lessee's Leasehold Estate" means Lessee's leasehold interest in the Real Estate and the Improvements located thereon on the Execution Date, and ownership of and leasehold interest in the Improvements that are made, constructed or installed by Lessee after the Execution Date.

      "Lessee's Real Estate Taxes" means and includes all ad valorem real property taxes and prevailing installments of assessments levied upon or with respect to the Leased Premises during the Term, and all taxes, levies and charges which may be levied or imposed by any governmental authority, specifically in replacement, or in lieu of, or specifically in addition to, such ad valorem real estate taxes, in whole or in part, and all special and general assessments, sewer service charges and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, that relate to the Leased Premises and are assessed, charged, or imposed during the Term.

      "Lessee's Taxes" means all Lessee's Real Estate Taxes and personal property taxes imposed on Lessee's personal property located on the Leased Premises.

      "Lessee's Utility Expenses" means and includes all charges relating to the providing of water, steam, heat, gas, electricity, light and power, and other service or services furnished to the Leased Premises or occupants thereof during the Term.

      "Lessee's Work" means the alterations, changes, replacements, improvements and additions to the Leased Premises described in the Premises Plans and Specifications, including, without limitation, all exterior work to the Leased Premises described in the Premises Plans and Specifications.

      "Lessor" means Murat Temple Association, Inc., an Indiana not-for-profit corporation and any assignee of the Lessor's interests under this Lease.

      "Lessor's Improvement Proportionate Share" means the percentage obtained by dividing the total square footage of the 1967 Club Building by the total square footage of the 1909 Theatre Building, the 1922 Mosque Building and the 1967 Club Building, as certified in writing by Simmons & Associates, Inc.

      "Lessor's Insurance Share" means the percentage obtained by dividing the most recently determined replacement cost value of the 1967 Property by the aggregate of the most recently determined replacement cost values of the 1909 Property, the 1922 Property and the 1967 Property.

      "Lessor's Land Proportionate Share" means the percentage obtained by dividing the total square footage of all land constituting a part of the Murat Premises by the total square footage of all land constituting a part of the Murat Complex, as certified in writing by an Indiana registered land surveyor reasonably acceptable to Lessee and Lessor.

      "Lessor's Fee Estate" means Lessor's fee simple title to and residual leasehold interest in the Real Estate and the Improvements located thereon on the Execution Date, and residual leasehold interest in the Improvements that are made, constructed or installed by Lessee after the Execution Date.

      "Lessor's Real Estate Taxes" means and includes all ad valorem real property taxes and prevailing installments of assessments based upon or with respect to the Murat Premises, including, without limitation, the 1967 Club Real Estate and the 1967 Club Building, or levied upon or with respect to the Leased Premises prior to the Execution Date, and all taxes, levies and charges which may be levied or imposed by any governmental authority, specifically in replacement, or in lieu of, or specifically in addition to, ad valorem real estate taxes, in whole or in part, and all special and general assessments, sewer service charges and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, that relate to the Murat Premises or that relate to the Leased Premises and are assessed, charged or imposed prior to the Execution Date.


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

      "Lessor's Taxes" means all Lessor's Real Estate Taxes and personal property taxes imposed on Lessor's personal property located on the Murat Complex.

      "Lessor's Utility Expenses" means and includes all charges relating to the providing of water, steam, heat, gas, electricity, light and power, and other service or services furnished to the Murat Premises or occupants thereof during the Term.

      "Mortgage" or "Mortgage Loan" means any loan, including, without limitation, permanent and interim building or construction loans, and all advances thereunder or pursuant thereto, relating to and secured by a mortgage lien upon Lessee's interest in the Leased Premises, or any part thereof; and also shall refer to and include any mortgage or other security instruments with respect to Lessee's interest in the Leased Premises, including, without limitation, mortgages, financing statements, security agreements and any other documentation, including, without limitation, all documentation required pursuant to the Uniform Commercial Code.

      "Mortgagee" means the mortgagee under any Mortgage Loan.

      "Murat Complex" means the Murat Property and all buildings, structures and improvements now or hereafter located thereon, including, without limitation, the Improvements.

      "Murat Premises" means all portions of the Murat Complex that are not a part of the Leased Premises, consisting of the 1967 Club Real Estate and the 1967 Club Building.

      "Murat Property" means the real estate located in Indianapolis, Indiana, that is more particularly described and/or depicted on Exhibit B attached hereto and incorporated herein and includes the Real Estate.

      "Net Cash Flow" for each calendar year means and shall be computed by subtracting all Conventional Expenses for the calendar year in question from all Gross Receipts for such calendar year.

      "Office Area" means that portion of the first floor of the 1922 Mosque Building that consists of approximately One Thousand Nine Hundred Eighty and Five Tenths (1,980.50) square feet and is generally described and/or depicted on Exhibit E attached hereto and incorporated herein.

      "Parking Areas" has the meaning set forth in Section 1.01 of this Lease.

      "Person" or "Persons" shall mean and include individuals, corporations, foundations, partnerships, joint ventures, trusts, political subdivisions, limited liability companies and any other form of legal entity, unless the context clearly requires otherwise.

      "Plans and Specifications" shall mean all survey drawings, site plan drawings, landscaping plans, architectural design, layout, and elevation drawings and plans, engineering drawings, calculations and data, and information relating to the type, color and/or quality of materials and workmanship, in such detail as shall be reasonable and customary for projects of similar scope and cost in the construction industry in Marion County, Indiana.

      "Possession Date" means September 5, 1995.

      "Premises Plans and Specifications" means the drawings, plans, designs, specifications, calculations and data for Lessee's Work described on Exhibit O attached hereto and incorporated herein.

      "Real Estate" means the 1909 Theatre Real Estate, the 1922 Mosque Real Estate and the Parking Areas and all appurtenances, rights, privileges, interests, tenements, hereditaments and easements in any way now or hereafter belonging, appertaining, relating thereto or derived therefrom, including, without limitation, all right, title and interest of Lessor in and to any land lying in the bed of any adjacent street, road or highway.

      "Remodel Work" means the alterations, changes, improvements and additions for the benefit of Lessor described in the Remodel Plans and Specifications.

      "Remodel Plans and Specifications" means the drawings, plans, designs, specifications, calculations and data for the Remodel Work described in Exhibit P attached hereto and incorporated herein.

      "Rent" means the Contingent Rent and any "additional rent" owed to Lessor as provided for and further described in Section 4.03 hereof.

      "Shrine Museum" means that portion of the basement of the 1922 Mosque Building that consists of approximately One Thousand Two Hundred Twenty-Five and Five Tenths (1,225.50) square feet and is generally described and/or depicted on Exhibit F attached hereto and incorporated herein.

      "Social Room" means that portion of the first floor of the 1922 Mosque Building that consists of approximately Nine Thousand Five Hundred Fifteen and Five Tenths (9,515.50) square feet and is generally described and/or depicted on Exhibit H attached hereto and incorporated herein.

      "Storage Area" means that portion of the third/attic floor of the 1922 Mosque Building that consists of approximately Sixteen Thousand Four Hundred Fifty-Seven and Six Tenths (16,457.60) square feet and is generally described and/or depicted on Exhibit L attached hereto and incorporated herein.

      "Term" has the meaning set forth in Section 2.02 hereof.

      "Train Room" means that portion of the third/attic floor of the 1909 Theatre Building that consists of approximately Four Thousand Four Hundred Thirty Three and Two Tenths (4,433.20) square feet and is generally described and/or depicted on Exhibit L attached hereto and incorporated herein.

      "Unavoidable Delay" means and includes any delay caused by reason of fire, casualty, strikes, lock-outs, labor troubles, inability to procure materials or supplies, failure of power, governmental authority, riots, insurrection, war, weather or the act, failure to act, or default of the other party, or other reason beyond the subject party's reasonable control.

      "1909 Theatre Building" means the building, basement, basement mezzanine and related improvements located on the 1909 Theatre Real Estate.

      "1909 Theatre Real Estate" means that portion of the Real Estate that is described and/or depicted on Exhibit C attached hereto and incorporated herein.

      "1922 Mosque Building" means the building, basement, basement mezzanine and related improvements located on the 1922 Mosque Real Estate.

      "1922 Mosque Real Estate" means that portion of the Real Estate that is described and/or depicted on Exhibit D attached hereto and incorporated herein.

      "1967 Club Building" means the building, basement and related improvements located on the 1967 Club Real Estate.

      "1967 Club Real Estate" means that portion of the Murat Property that is described and/or depicted on Exhibit G attached hereto and incorporated herein.

                                   ARTICLE II
                                      TERM

      Section 2.01. Initial Term. The initial term of this Lease shall commence on the Execution Date and shall expire at 11:59 P.M. on the day before the fiftieth (50th) anniversary of the Possession Date (the "Initial Term"); provided that Lessor shall remove all of its personal property from the Leased Premises and shall deliver possession of the Leased Premises to Lessee on the dates specified in and in accordance with the Possession Schedule.

      Section 2.02. Extension Terms. In addition to the Initial Term of this Lease, Lessee shall have the option to extend the Initial Term of this Lease for five (5) additional consecutive terms of ten (10) years each upon the same terms and conditions as the Initial Term (respectively, the "First Extension Term," the "Second Extension Term," the "Third Extension Term," the "Fourth Extension Term," and the "Fifth Extension Term"), except as expressly provided otherwise in this Lease. Lessee shall be entitled to exercise each of its options to extend the term of this Lease by providing Lessor with written notice of its intention to exercise any of its options to extend the term of this Lease at least one (1) year prior to the date such extension period is to commence. Lessee shall be deemed to have exercised each of its options to extend the term of this Lease, unless Lessee provides to Lessor written notice of its intention not to exercise any of the extension options at least one (1) year prior to the date that such extension period is to commence. The Initial Term, the First Extension Term, if any, the Second Extension Term, if any, the Third Extension Term, if any, the Fourth Extension Term, if any, and the Fifth Extension Term, if any, shall be referred to collectively herein as the "Term."

                                   ARTICLE III
            USE OF LEASED PREMISES AND NAME OF 1909 THEATRE BUILDING

      Section 3.01. Use of Leased Premises. The Leased Premises shall be used for the purposes of performing arts, catering, receptions, meetings, conferences, theatre shows, live performances, concerts, music events, the sale of food, beverages, liquor and related items, restaurant uses and ancillary commercial, retail and service uses which support or complement theatre shows, live performances, concerts, music events and other similar performances and events. Lessor acknowledges and agrees that it shall not have any approval or control rights over Lessee's programming in or from the Leased Premises, including, without limitation, the form, content or participants of or in any theatre shows, live performances, concerts or music events held in or from the Leased Premises; provided that, unless otherwise agreed to in writing by Lessor, Lessee shall cause all print, video and television advertising and promotional medium and materials relating to Lessee's programming in or from the Leased Premises to contain a disclaimer in a form and content approved by Lessor, which approval shall not be unreasonably withheld, to the effect that Lessor has not approved, consented to or endorsed such programming.

      Section 3.02. Name of 1909 Theatre Building. The Lessee shall retain the phrase "Murat Theatre" in the name of the theatre in the 1909 Theatre Building.

                                   ARTICLE IV
                                      RENT

      Section 4.01. Contingent Rent. Commencing as of the first day of January, 1997, and continuing for each succeeding calendar year or partial calendar year of the Term thereafter, Lessee shall pay to Lessor an annual rental ("Contingent Rent") equal to the lesser of: (a) Fifty Thousand Dollars ($50,000), or (b) the Net Cash Flow for such calendar year or partial calendar year. Contingent Rent for each calendar year and partial calendar year shall be due and payable at the time that the Annual Statement for such calendar year or partial calendar year is submitted by Lessee pursuant to Section 4.02 hereof.

      Section 4.02. Accounting for Contingent Rent. Lessee shall keep and make available to Lessor complete and accurate records of Gross Receipts and Conventional Expenses, as the case may be, cash reserves (and withdrawals therefrom) for each calendar year and partial calendar year (including, without limitation, sales and income tax returns insofar as the same pertain to the Improvements and information pertaining to other users of the Leased Premises where applicable); provided, that Lessee shall not have any obligation whatsoever to make such records available to Lessor for any calendar year or partial calendar year for which Contingent Rent in the amount of Fifty Thousand Dollars ($50,000) is paid to Lessor. Commencing in 1998 for calendar year 1997, Lessee shall submit on or before the last day of May of each calendar year and partial calendar year of the Term to Lessor a statement audited by an independent certified public accountant and certified by a principal financial officer showing the Gross Receipts and Conventional Expenses, as the case may be, cash reserves (and withdrawals therefrom) for the immediately preceding calendar year (or portion thereof in the case of a partial calendar year) and showing the computation of Net Cash Flow for such immediately preceding calendar year or portion thereof (the "Annual Statement"); provided, that Lessee shall not have any obligation whatsoever to submit an Annual Statement to Lessor for any calendar year or partial calendar year for which Contingent Rent in the amount of Fifty Thousand Dollars ($50,000) is paid to Lessor. Each such required Annual Statement shall be audited by an independent certified public accountant and prepared in accordance with generally accepted accounting principles, consistently applied, and in accordance with the requirements and definitions contained in this Lease, and shall be certified by a principal financial officer to be true, correct and complete. In the event that any required Annual Statement is delivered to Lessor to establish that the Contingent Rent payable to Lessor for the calendar year or partial calendar year covered by such Annual Statement is less than Fifty Thousand Dollars ($50,000), then Lessor may, at any time within three (3) years after receipt of any such Annual Statement and at its sole cost and expense, cause an examination to be made of all such financial books and records for the calendar year or partial calendar year to which such Annual Statement applies. Lessor may cause such examination of all such financial books and records to be made by such persons as Lessor may determine in its sole discretion; provided that in the event Lessor takes the position that Net Cash Flow has been understated by any Annual Statement, Lessee may require that an audit be made by a nationally recognized accounting firm selected by Lessee. If such audit (or the examination if an audit is not required) shows that the Net Cash Flow shown on the Annual Statement understates the actual Net Cash Flow (as determined by such audit or examination, as the case may be) by more than ten percent (10%) of such actual Net Cash Flow, then the fees and expenses for such audit or examination, as the case may be, shall be paid by Lessee as additional rent. Otherwise, the fees and expenses for such audit or examination shall be paid by Lessor. In the event that any Annual Statement delivered to Lessor provides that the Contingent Rent payable to Lessor for the calendar year or partial calendar year covered by such Annual Statement is Fifty Thousand Dollars ($50,000) or more, Lessor shall have no right to examine any of the financial books or records for the calendar year or partial calendar year to which such Annual Statement applies.

      Section 4.03. Additional Rent. In addition to the payment of Contingent Rent, if any, Lessee shall pay to Lessor as "additional rent" all other sums of money and charges required to be paid to Lessor under this Lease.

      Section 4.04. Rental Payments - General. All payments of Rent shall be made to Lessor, and shall be sent to Lessor at the address set forth in Article XXVI hereof, or at such other place as Lessor shall from time to time designate in writing. All Rent shall be paid without relief from valuation and appraisement laws.

      Section 4.05. Late Payments. Any amount required to be paid under this Lease, and not paid within thirty (30) days after the due date therefor, shall bear interest from and after the first day following the end of such thirty (30) day period at a rate equal to two percent (2%) above the prime interest rate as announced by the Mortgagee holding a first mortgage lien on Lessee's interest under this Lease, or if no such Mortgagee exists, then as announced by NBD Bank, NA, or its successor (determined as of the first day of each month and to apply to any and all such amounts remaining unpaid during any part of such month).

                                    ARTICLE V
                         REMODEL WORK AND LESSEE'S WORK

      Section 5.01. Remodel Work. The Lessee shall complete the Remodel Work within a period of time which, under all prevailing circumstances, shall be reasonable, but, in any event, by no later than May 1, 1996.

      Section 5.02. Change Orders to Remodel Plans and Specifications. The Lessee shall cause change orders to the Remodel Plans and Specifications to be prepared and submitted to Lessor for its review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, for any modification to the Remodel Work. Lessor shall notify Lessee in writing of its approval or disapproval of any such change order within five (5) days after submission thereof to Lessor. If Lessor fails to notify Lessee of approval or disapproval of any such change order within the foregoing time period, such change order shall be deemed approved by Lessor. If Lessor shall disapprove the whole or any part of any such change order, a written disapproval describing specifically the items to which objection is registered and a statement of the reasons for such disapproval shall be provided to Lessee. Lessor's approval hereunder shall not be deemed to create any liability to Lessee or third parties. Lessee shall cause any change order that is disapproved by Lessor to be revised and resubmitted to Lessor. This procedure shall continue until such change order has been approved by Lessor.

      Section 5.03. Performance of Remodel Work. Lessee shall perform and complete the Remodel Work: (a) in a good and workmanlike manner; (b) in accordance with all applicable laws, ordinances, orders, rules or regulations of any federal, state, municipal or other public authority having jurisdiction over the same; and (c) in accordance with the Remodel Plans and Specifications and all change orders thereto that have been approved by Lessor as provided in
Section 5.02.

      Section 5.04. Lessee's Work. The Lessee shall complete the Lessee's Work within a period of time which, under all prevailing circumstances, shall be reasonable, but, in any event, all portions of Lessee's Work other than exterior work to the Leased Premises shall be completed by no later than May 1, 1996.

      Section 5.05. Change Orders to Premises Plans and Specifications. The Lessee shall cause change orders to the Premises Plans and Specifications to be prepared and submitted to Lessor for its review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, for any modification to the Lessee's Work that affects the external appearance and structural integrity of the Improvements or that materially changes Lessee's Work; provided that, if the consent of The Indianapolis Shrine Foundation for The Performing Arts and Community Development, Inc. is obtained for any such change, then, in any such event the consent of Lessor shall not be required. Lessor shall notify Lessee in writing of its approval or disapproval of any such change order within five (5) days after submission thereof to Lessor. If Lessor fails to notify Lessee of approval or disapproval of any such change order within the foregoing time period, such change order shall be deemed approved by Lessor. If Lessor shall disapprove the whole or any part of any such change order, a written disapproval describing specifically the items to which objection is registered and a statement of the reasons for such disapproval shall be provided to Lessee. Lessor's approval hereunder shall not be deemed to create any liability to Lessee or third parties. Lessee shall cause any change order that is disapproved by Lessor to be revised and resubmitted to Lessor. This procedure shall continue until such change order has been approved by Lessor. Lessee shall submit change orders for any modification to Lessee's Work that does not affect the external appearance and structural integrity of the Improvements, but Lessor shall have no approval rights with respect thereto or thereof.

      Section 5.06. Performance of Lessee's Work. Lessee shall perform and complete the Lessee's Work: (a) in a good and workmanlike manner; (b) in accordance with all applicable laws, ordinances, orders, rules or regulations of any federal, state, municipal or other public authority having jurisdiction over the same; and (c) in accordance with the Premises Plans and Specifications and all change orders thereto that have been approved by Lessor as provided in Section 5.05.

                                   ARTICLE VI
                                  IMPROVEMENTS

      Section 6.01. Improvements, Additions and Alterations. Except for Lessee's Work, Lessee shall not make, construct or install any alterations, changes, replacements, improvements or additions in, on, of or to the Improvements without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that (a) if such alterations, changes, replacements, improvements or additions do not change the external appearance and structural integrity of the Improvements, or (b) if the consent of The Indianapolis Shrine Foundation for the Perfroming Arts and Community Development, Inc., is obtained for such alterations, changes, replacements, improvements or additions, then, in any such event, the consent of Lessor shall not be required. Any and all such alterations, changes, replacements, improvements and additions shall be performed and completed: (a) in a good and workmanlike manner; (b) in accordance with all applicable laws, ordinances, orders, rules or regulations of any federal, state, municipal or other public authority having jurisdiction over the same; and (c) in accordance with the Plans and Specifications therefore that have been approved by Lessor as provided in Section 6.02, if applicable.

      Section 6.02. Plans and Specifications. Prior to the making, construction or installation of any alterations, changes, replacements, improvements or additions in, on, of or to the Improvements that affect the external appearance and structural integrity of the Improvements other than Lessee's Work, Lessee shall submit Plans and Specifications for such alterations, changes, replacements, improvements or additions to Lessor for its review and approval. Lessee shall submit any substantial modifications to the Plans and Specifications previously submitted to the Lessor pursuant to the first sentence of this Section 6.02 that affect the external appearance and structural integrity of the Improvements to be submitted to Lessor for its review and approval. The Lessor shall notify Lessee in writing of its approval or disapproval of the Plans and Specifications and any substantial modifications to the Plans and Specifications within five (5) days after submission thereof to Lessor. If Lessor fails to notify Lessee of approval or disapproval of the Plans and Specifications, or modifications thereto, within the foregoing time period, such Plans and Specifications, or modifications thereto, shall be deemed approved by Lessor. If Lessor shall disapprove the whole or any part of the Plans and Specifications, or any modifications thereto, a written disapproval describing specifically the items to which objection is registered and a statement to the reasons for such disapproval shall be provided by Lessor to Lessee. The Lessor's approval of the Plans and Specifications, or any modifications thereto, shall not be unreasonably withheld, conditioned or delayed and shall be limited to the matters set forth in the first sentence of this Section 6.02. The Lessor's approvals hereunder shall not be deemed to create any liability to Lessee or third parties. Lessee shall also submit Plans and Specifications for any alterations, changes, replacements, improvements or additions in, on, of or to the Improvements that do not affect the external appearance and structural integrity of the Improvements to Lessor, but Lessor shall have no approval rights with respect thereto or thereof.

      Section 6.03. Governmental Approvals. Except as otherwise expressly set forth in this Lease, Lessee shall procure in a timely manner any and all approvals required to be obtained with respect to any alterations, changes, replacements, improvements or additions in, on, of or to the Improvements from any and all governmental authorities having jurisdiction in the matter. Lessee shall have the right to make applications for zoning changes, vacations, variances, permits, approvals, releases, annexations, tax abatements, consents and other authorizations in connection with the construction, operation and use of the Improvements. Lessor shall reasonably cooperate with Lessee in any application made by Lessee for the purpose of obtaining any and all such zoning changes, vacations, variances, permits, approvals, releases, annexations, tax abatements, consents and other authorizations, including, without limitation, the execution by Lessor, promptly upon Lessee's request, of any applications, petitions or other documents reasonably required in connection therewith.

      Section 6.04. Ownership of Improvements. At all times during the Term, ownership of (a) any and all Improvements made, constructed or installed by or through Lessee shall remain in the Person making, constructing or installing such Improvements (subject to the rights of Mortgagees) and, as applicable, the Person making, constructing or installing such Improvements alone shall be entitled to claim depreciation therefor, provided that any and all historical tax credits issued or available with respect to the making, construction or installation of any Improvements by Lessee shall be assigned to Lessee, and Lessor agrees to cooperate with Lessee to cause all such tax credits to be so assigned. Upon expiration of the Term, by passage of time or otherwise (subject to the rights of Mortgagees under this Lease), the Improvements shall become the property of Lessor, without payment by Lessor.

                                   ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

      Section 7.01. Permitted Subleases and Encumbrances. Lessee shall have the right to grant one or more Mortgages or otherwise encumber this Lease or its interests in the Leased Premises (in whole or in part or parts but subject to compliance with Article XVII hereof as to any such Mortgage) without Lessor's consent. Lessee may sublease all or any part of its interests in this Lease, the Improvements or the Leased Premises, and may permit its sublessees to sublease all or any part of their subleasehold interests in this Lease, the Improvements or the Leased Premises, without Lessor's consent. After the date hereof, Lessor has not and will not mortgage or otherwise create any security interests, liens or encumbrances upon or affecting Lessor's interests in, or title to, the Leased Premises, the Real Estate, the Improvements or any part thereof. Nothing contained herein shall be deemed to constitute a subordination of Lessor's fee simple title to the Real Estate to any Mortgage, or require Lessor to execute any Mortgage or take any action to effect any such subordination. In the event Lessor shall mortgage or otherwise create any security interests, liens or other encumbrances upon or affecting Lessor's interests in or title to the Leased Premises, the Real Estate or the Improvements, or parts thereof, after the Execution Date and continuing during the Term, Lessee shall have the right to incur such costs and take whatever actions are necessary or appropriate to release or extinguish such mortgages, security interests, liens or encumbrances and recover the costs incurred in so doing from Lessor, which costs shall be immediately due and payable upon demand therefore.

      Section 7.02. Assignment and Sale. Subject to the provisions of Section 7.01, Lessee shall not assign, sell or transfer all of its interests in or title to this Lease, the Leased Premises, the Real Estate and the Improvements without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Lessor's prior written consent shall not be required for any such assignment, sale or transfer to (a) any Affiliate of the City, (b) any Mortgagee pursuant to a foreclosure of its mortgage lien or as a result of receiving an assignment in lieu of foreclosure of its mortgage lien or (c) any purchaser at a foreclosure sale.

                                  ARTICLE VIII
                         LESSEE'S RIGHT OF FIRST REFUSAL

      Section 8.01. Lessee's Right of First Refusal. If at anytime during the Term Lessor desires to sell any or all of its rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease, Lessee shall have the right of first refusal to acquire such rights, title and interests upon the same economic terms and conditions of purchaser's performance as are set forth in the offer that Lessor intends to accept or contained in the agreement that Lessor intends to execute. If Lessor receives an offer to purchase any or all of its rights, title or interests in and to the Real Estate or Improvements or as Lessor under this Lease which Lessor intends to accept (an "Offer") or intends to enter into an agreement pursuant to which Lessor will be obligated to sell any or all of its rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease (a "Sales Agreement"), then: (a) Lessor shall submit to Lessee a copy of the Offer or Sales Agreement, as the case may be; (b) Lessee shall have the right to purchase Lessor's rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease upon the same economic terms and conditions of purchaser's performance as are set forth in the Offer or Sales Agreement, as the case may be, by giving Lessor written notice of its election to exercise its right of first refusal within thirty (30) days after submission of the Offer or Sales Agreement, as the case may be, to Lessee by Lessor; (c) if Lessee exercises its right of first refusal but fails or refuses to enter into the Agreement to Purchase (as hereinafter defined) for any reason whatsoever, or if Lessor and Lessee enter into the Agreement to Purchase and Lessee fails or refuses to consummate the purchase of Lessor's rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease for any reason whatsoever, then, in either such event, Lessor shall have the right to proceed with and consummate the sale of Lessor's rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease to the third party that made the Offer or the other party to the Sales Agreement upon the terms and conditions set forth in the Offer or Sales Agreement, as the case may be, subject to the terms and conditions of this Lease, including, without limitation, Lessee's right of first refusal under this Article VIII, which right of first refusal shall apply to and have full force and effect in connection with all subsequent sales of the Lessor's rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease; (d) if Lessee fails to exercise its right of first refusal for any reason whatsoever, Lessor shall have the right to proceed with and consummate the sale of Lessor's rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease to the third party that made the Offer or the other party to the Sales Agreement, as the case may be, upon the terms and conditions set forth in the Offer or Sales Agreement, as the case may be, subject to the terms and conditions of this Lease including, without limitation, Lessee's right of first refusal under this Article VIII, which right of first refusal shall apply to and have full force and effect in connection with all subsequent sales of the Lessor's rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease; (e) if Lessee fails to exercise its right of first refusal for any reason whatsoever and Lessor does not consummate the sale of its rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease to the third party that made the Offer or the other party to the Sales Agreement, as the case may be, Lessee's right of first refusal shall not be terminated and shall apply to, and have full force and effect in connection with, all subsequent sales of all or any of Lessor's rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease; and (f) if Lessee exercises its right of first refusal, Lessor and Lessee will promptly (and in any event within thirty (30) days after Lessor's receipt of Lessee's exercise of its right of first refusal) enter into a purchase agreement providing for the purchase and sale of Lessor's rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease upon the same economic terms and conditions of purchaser's performance as set forth in the Offer or the Sales Agreement, as the case may be (the "Purchase Agreement"). For purposes of Lessee's right of first refusal, the word "purchase" shall include a purchase and any other transaction by which any or all of the Lessor's rights, title and interests in and to the Real Estate or Improvements or as Lessor under this Lease will be transferred or conveyed. In the event that Lessor intends to accept an Offer or enter into a Sales Agreement which involves consideration other than the payment of cash, Lessee shall be deemed to have matched such Offer or Sales Agreement, as the case may be, if it agrees to pay Lessor the fair market value of the consideration to be received by Lessor. Notwithstanding anything contained in this Article VIII to the contrary, Lessee's right of first refusal hereunder shall not be effective or applicable to (a) the transfer of all of Lessor's rights, title and interests in and to the Real Estate and Improvements and as Lessor under this Lease to a fraternal organization or entity that is controlled by and affiliated with the Imperial Council of the Ancient Arabic Order of the Nobles of the Mystic Shrine for North America or its members, or (b) a change in the name of Lessor that does not result in a change of control of Lessor or its affiliation with the Imperial Council of the Ancient Arabic Order of the Nobles of the Mystic Shrine for North America.

      Section 8.02. Specific Performance. Lessor and Lessee each shall be entitled to specific performance to enforce the provisions of this Article VIII, it being agreed that money damages are not an adequate remedy for any breach hereof.

                                   ARTICLE IX
                           TAXES AND UTILITY EXPENSES

      Section 9.01. Lessee's Payment of Taxes and Utilities. Lessee shall pay and discharge, as and when the same shall become due and payable:

            (a) all Lessee's Taxes, and each and every installment thereof, which shall or may become due and payable with respect to Lessee's leasehold interest in the Leased Premises or Lessee's personal property, or any part thereof, or any appurtenances or equipment owned by or leased to Lessee thereon or therein or any part thereof, including, without limitation, the installments of Lessee's Real Estate Taxes becoming due and payable in May and November, 1997, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, orders, rules or regulations of any municipality or other governmental authority having jurisdiction; and

            (b) all Lessee's Utility Expenses; provided that Lessor shall reimburse Lessee for eight and five tenths percent (8.50%) of Lessee's Utility Expenses (other than charges relating to the providing of water) within ten (10) days after demand upon Lessor for such reimbursement and presentation of written invoices for such charges.

      Section 9.02. Lessor's Payment of Taxes and Utilities. Lessor shall pay and discharge, as and when the same shall become due and payable:

            (a) all Lessor's Taxes, and each and every installment thereof, which shall or may become due and payable with respect to the Murat Premises, the Leased Premises or Lessor's personal property, or any part thereof, or any appurtenances or equipment owned by or leased to Lessor thereon or therein or any part thereof, including, without limitation, the installments of Lessor's Real Estate Taxes becoming due and payable in May and November, 1996, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, orders, rules, regulations of any municipality or other governmental authority having jurisdiction; and

            (b) all Lessor's Utility Expenses.

      Section 9.03. Proration of Lessee's Real Estate Taxes. Lessee's Taxes due and payable during the calendar years in which the Term ends shall be apportioned pro rata between Lessor and Lessee in accordance with the number of days within such calendar years that fall within the Term and Lessor and Lessee shall each pay (or cause to be paid) their pro rata share of such Lessee's Real Estate Taxes before the same become due and payable. Lessor shall be responsible for and pay all Lessee's Real Estate Taxes becoming due and payable in all calendar years after the calendar years in which the Term ends.

      Section 9.04. Right to Contest. Lessee and each Mortgagee each shall have the right to contest all Lessee's Taxes and Lessee's Utility Expenses by appropriate legal proceedings, or in such other manner as it may deem appropriate. Any such proceedings may be conducted in the name of Lessor. Lessor shall cooperate with each such Person contesting any Lessee's Taxes and/or Lessee's Utility Expenses and shall promptly execute and deliver any applications, petitions or other documents required by any such Person in connection therewith. Notwithstanding the foregoing, the Person contesting such Lessee's Taxes and/or Lessee's Utility Expenses shall pay any such Lessee's Taxes or Lessee's Utility Expenses prior to the time that the Leased Premises or any part thereof shall become subject to sale upon foreclosure of the lien therefor. Such legal proceedings shall include, without limitation, any and all appropriate appeals or other proceedings and appeals from orders, judgments or decrees so long as the same are sufficient to prevent a foreclosure sale.

      Section 9.05. Distribution of Overpayment of Taxes. If there shall be any refunds or rebates on account of the Lessee's Taxes or Lessee's Utility Expenses paid by Lessee under the provisions of this Lease, such refund or rebate shall belong to the Person that made such payment, whether or not received by Lessor during the Term. Any refunds so received by Lessor shall be deemed to be received by Lessor in trust for the Person that made such payment, and shall be paid to the Person that made such payment within ten (10) days of Lessor's receipt thereof. Lessor shall, upon the request of Lessee, sign any receipts which may be necessary to secure the payment of any such refund or rebate.

      Section 9.06. Separate Assessments. Upon request of Lessor or Lessee at any time, Lessor and Lessee shall make application individually or join in an application, and will execute such instruments as may be necessary or appropriate to obtain separate tax assessments for such portions of the Murat Complex as Lessee shall at any time, and from time to time, designate. If the Murat Premises and Leased Premises are not assessed as separate tax parcels for purposes of ad valorem real property taxes, then, for purposes of this Article IX, (a) the Lessee's Improvement Proportionate Share of any such taxes attributable to improvements shall be allocated to the Leased Premises and the Lessee's Land Proportionate Share of any such taxes attributable to land shall be allocated to the Leased Premises, and (b) the Lessor's Improvement Proportionate Share of any such taxes attributable to improvements shall be allocated to the Murat Premises and the Lessor's Land Proportionate Share of any such taxes attributable to land shall be allocated to the Murat Premises.

      Section 9.07. Excluded Taxes and Assessments. Nothing herein or in this Lease otherwise contained shall require or be construed to require Lessee to pay any income, gross income, net or supplemental income, gross receipts, inheritance, estate, succession, transfer, gift, franchise or profit taxes, or any tax similar to or enacted in lieu or replacement of any of the foregoing, that are or may be imposed upon Lessor or its successors or assigns, unless the same constitute Lessee's Real Estate Taxes.

                                    ARTICLE X
                              MAINTENANCE; REPAIRS

      Section 10.01. Maintenance and Repair by Lessee. During the Term, Lessee shall keep and maintain the interior and exterior portions of the Leased Premises and Improvements in good condition and repair. Except as expressly provided in this Lease, Lessor shall not be required to furnish any services or facilities or to make any improvements, repairs or alterations in or to the Leased Premises and Improvements during the Term.

      Section 10.02. Governmental Authorities. During the Term, Lessee shall observe and comply with all present and future laws, ordinances, requirements, orders, rules and regulations of all governmental authorities affecting the Leased Premises or any part thereof, and Lessee shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands that may be necessary to achieve such compliance or are imposed due to any failure of compliance. Lessee and each Mortgagee each shall have the right to contest by appropriate legal proceedings, or in such other manner as it may deem appropriate, the validity or application of any law, ordinance, rule, regulation or requirement of the nature referred to in this Section 10.02. Any such proceeding may be conducted in the name of Lessor. Lessor shall cooperate with each such Person commencing or conducting any proceedings contemplated by this
Section 10.02 and shall promptly execute and deliver any applications, petitions or other documents required by any such Person in connection therewith. If compliance with any such law, ordinance, requirement, order, rule or regulation legally may be delayed pending the prosecution of any such proceeding, Lessee may delay such compliance until a final determination of such proceeding is made. Notwithstanding the foregoing, the Person commencing or conducting any proceedings contemplated by this Section 10.02 to comply with any such law, ordinance, requirement, order, rule or regulation prior to the time that the Leased Premises or any part thereof shall become subject to sale for noncompliance with any such law, ordinance, requirement, order, rule or regulation. Such legal proceedings shall include, without limitation, any and all appropriate appeals or other proceedings and appeals from orders, judgments or decrees so long as the same are sufficient to prevent a sale of the Leased Premises or any part thereof.

      Section 10.03. Maintenance and Repair by Lessor. During the Term, Lessor shall keep and maintain the Murat Premises in such condition and state of repair that it does not interfere with or adversely affect the condition, use or occupancy of the Leased Premises and in compliance with all present and future laws, ordinances, requirements, orders, rules and regulations of all governmental authorities affecting the Murat Premises.

                                   ARTICLE XI
                                MECHANICS' LIENS;
                   INDEMNIFICATION AND NON-LIABILITY OF LESSOR

      Section 11.01. Mechanics' Liens from Lessee Activities. Lessee shall pay and discharge within sixty (60) days of filing any and all mechanics' and materialmen's liens filed against the Leased Premises or Improvements or any part thereof or interest therein arising out of any services or materials provided to the Leased Premises for or at the request of Lessee; provided, that Lessee shall have the right to contest the validity of any such lien by appropriate legal proceedings or in such other manner as it may deem appropriate. Any such proceedings may be conducted in the name of Lessor and/or Lessee, as appropriate. Lessor shall cooperate with each such Person contesting any such mechanics' or materialmen's lien and shall promptly execute and deliver any applications, petitions or other documents required by any such Person in connection therewith. Notwithstanding the foregoing, the Person contesting such mechanics' or materialmen's lien shall pay any such mechanics' or materialmen's lien, discharge such mechanics' or materialmen's lien by the posting of a bond in compliance with applicable law or providing Lessor with other security reasonably acceptable to Lessor, prior to the time that the Real Estate or Leased Premises or any part thereof shall become subject to sale upon foreclosure thereof. Such legal proceedings shall include, without limitation, any and all appropriate appeals or other proceedings and appeals from orders, judgments or decrees so long as the same are sufficient to prevent a foreclosure sale.

      Section 11.02. Indemnification by Lessee. Lessee shall indemnify and save harmless Lessor against and from any and all claims by or on behalf of any person, firm or corporation, arising from the conduct or management of, or from any work or thing whatsoever done in or about, the Leased Premises or the Improvements during the Term, and to indemnify and save Lessor harmless against and from any and all claims arising from any condition of the Improvements or arising from any willful or negligent act or omission of Lessee, or any of its agents, contractors, servants, employees, licensees, customers, sublessees or invitees, or arising from any accident, injury or damage whatsoever caused to any Person (in each case other than (a) claims asserted against Lessor to the extent caused by the willful or grossly negligent act or omission of Lessor or its agents or contractors or their servants or employees, (b) claims for which Lessor may be responsible under any other agreement, lease or separate contract,
(c) claims asserted against Lessor that would have been covered by insurance policies customarily maintained by lessors of commercial real estate located in the Indianapolis metropolitan area, or (d) claims that arise from or out of Lessor's use of the Leased Premises or any part thereof as permitted by or in this Lease) in or about the Leased Premises or the Improvements and from and against all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim, or action or proceeding brought with respect thereto.

      Section 11.03. Mechanics' Liens from Lessor Activities. Lessor shall pay and discharge within sixty (60) days of filing any and all mechanics' and materialmen's liens filed against the Leased Premises or Improvements or any part thereof or interest therein arising out of any services or materials provided to the 1967 Club Real Estate, the 1967 Club Building or the Leased Premises for or at the request of Lessor; provided, that Lessor shall have the right to contest the validity of any such lien by appropriate legal proceedings or in such other manner as it may deem appropriate. Any such proceedings shall be conducted in the name of Lessor. Lessee shall cooperate with each such Person contesting any such mechanics' or materialmen's lien and shall promptly execute and deliver any applications, petitions or other documents required by any such Person in connection therewith. Notwithstanding the foregoing, the Person contesting such mechanics' or materialmen's lien shall pay any such mechanics' or materialmen's lien, discharge such mechanics' or materialmen's lien by the posting of a bond in compliance with applicable law or providing Lessee with other security reasonably acceptable to Lessee, prior to the time that the Real Estate or Leased Premises or any part thereof shall become subject to sale upon foreclosure thereof. Such legal proceedings shall include, without limitation, any and all appropriate appeals or other proceedings and appeals from orders, judgments or decrees so long as the same are sufficient to prevent a foreclosure sale.

      Section 11.02. Indemnification by Lessor. Lessor shall indemnify and save harmless Lessee against and from any and all claims by or on behalf of any person, firm or corporation, arising from the conduct or management of, or from any work or thing whatsoever done in or about, the 1967 Club Real Estate or the 1967 Club Building during the Term, and to indemnify and save Lessee harmless against and from any and all claims arising from any condition of the 1967 Club Real Estate or the 1967 Club Building or arising from any willful or negligent act or omission of Lessor, or any of its agents, contractors, servants, employees, licensees, customers, sublessees or invitees, or arising from any accident, injury or damage whatsoever caused to any Person (in each case other than (a) claims asserted against Lessee to the extent caused by the willful or grossly negligent act or omission of Lessee or its agents or contractors or their servants or employees, (b) claims for which Lessee may be responsible under any other agreement, lease or separate contract, (c) claims asserted against Lessee that would have been covered by insurance policies customarily maintained by lessees of commercial real estate located in the Indianapolis metropolitan area, or (d) claims that arise from or out of Lessee's use of the Leased Premises or any part thereof as permitted by or in this Lease) in or about the 1967 Club Real Estate or the 1967 Club Building and from and against all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim, or action or proceeding brought with respect thereto.

                                   ARTICLE XII
                                      SIGNS

      Subject to compliance with the terms and conditions of Article VI of this Lease, if applicable, Lessee and its assignees and sublessees shall each have the right to install, maintain and replace in and upon any part of the Leased Premises, such signs and advertising matter as Lessee or any of its assignees or sublessees may desire; provided that any and all such signs shall comply with all applicable present and future laws, ordinances, requirements, orders, rules and regulations of all governmental authorities having jurisdiction; and provided further that all such signs and advertising matter shall be removed from the Leased Premises upon the expiration of the Term or earlier termination of this Lease. Lessee and its assignees and sublessees shall each have the right to remove all existing signs and advertising matter located on or in the Leased Premises. Lessee or its assignees or sublessees, as the case may be, shall obtain all necessary permits for such purposes without cost or expense to Lessor. Lessee shall cause all signs and advertising matter installed by Lessee or its assignees or sublessees pursuant to this Article XII to be removed upon the expiration of the Term.

                                  ARTICLE XIII
                                    INSURANCE

      Section 13.01. Liability Insurance. Lessee shall provide and keep in force during the Term, general liability insurance with an insurance company or companies licensed to do business in the state of Indiana and, during the first ten (10) years of the Term, having a Best rating of A or better, and after the first ten (10) years of the Term, having a rating reasonably acceptable to Lessor. Such insurance shall have initial minimum limits of combined coverage of bodily injury and property damage, including umbrella coverage, of not less than Ten Million Dollars ($10,000,000.00). On the tenth (10th) anniversary of the Possession Date and on each tenth (10th) anniversary of the Possession Date thereafter, the amount of insurance required to be maintained under this Section
13.01 shall be reviewed by Lessor and Lessee and increased to an amount that is customary for other facilities located in the

Indianapolis metropolitan area that are engaged in activities similar to those being conducted in or from the Leased Premises at such time, or if no such facilities exist, to an amount which is reasonable under the circumstances. Such policy or policies shall name Lessor, Lessee and each Mortgagee as insureds.

      Section 13.02. Casualty Insurance. During the Term of this Lease, Lessee shall keep the 1909 Property, the 1922 Property and the 1967 Property (as such terms are hereinafter defined) insured for the benefit of Lessor, Lessee and each Mortgagee as their respective interests may appear, against loss or damage by fire or other casualties covered by a customary extended coverage endorsement, in an initial amount equal to Twenty-One Million Five Hundred Fifty-Eight Thousand Three Hundred Forty-Five Dollars ($21,558,345) (the "Agreed Value"). On the tenth (10th) anniversary of the Possession Date and on each tenth (10th) anniversary of the Possession Date thereafter (or such shorter intervals if customary in the insurance industry), the amount of the Agreed Value shall be increased or decreased to an amount that is equal to the aggregate of the replacement cost values of the 1909 Theatre Building, 1922 Mosque Building, 1967 Club Building and all alterations, changes, replacements, improvements and additions thereto and all other buildings, fixtures, structures and improvements located on the Murat Property. Lessor and Lessee shall have the replacement cost values of the 1909 Theatre Building and all alterations, changes, replacements, improvements and additions thereto and all other buildings, fixtures, structures and improvements located on the 1909 Theatre Real Estate (the "1909 Property"), the 1922 Mosque Building and all alterations, changes, replacements, improvements and additions thereto and all other buildings, fixtures, structures and improvements located on the 1922 Mosque Real Estate (the "1922 Property"), and the 1967 Club Building and all alterations, changes, replacements, improvements and additions thereto and all other buildings, fixtures, structures and improvements located on the 1967 Club Real Estate (the "1967 Property") separately determined by an appraisal performed by an appraiser mutually acceptable to Lessor and Lessee, or in the event of no agreement upon an appraiser, by an appraiser selected by two appraisers chosen one each by Lessor and Lessee. All such policies, or certificates thereof, shall be held either by the first Mortgagee, if any, or by Lessee. Lessee shall pay all insurance premiums for the insurance policies referred by this Section 13.02 and Lessor shall pay to Lessee an amount equal to Lessor's Insurance Share of such premiums within thirty (30) days after receiving Lessee's written request therefore and copies of invoices evidencing the amount of such premiums. Lessor shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be maintained hereunder, if the effect of such separate insurance would be to reduce the protection or the payment to be made under the insurance policy or policies required to be maintained hereunder.

      Section 13.03. Blanket and Umbrella Policies. Any insurance which is required to be maintained by this Lease may be provided by blanket property insurance or umbrella liability insurance covering the Leased Premises and Improvements and other locations or operations of the party maintaining such insurance or its affiliates, provided such blanket or umbrella insurance complies with all of the other requirements of this Lease and of any Mortgage(s) with respect to the insurance involved. In such event, the required amounts of coverage set forth herein shall be net of claims filed, if any, and may be provided for by a minimum coverage endorsement or rider to such policy with respect to Lessee's property or operations at the Leased Premises.

      Section 13.04. Certificates of Insurance. Lessee shall deliver certificates of insurance to Lessor for each policy of insurance which is required to be maintained under this Article XIII at the beginning of the Term, and replacement certificates of insurance not less than ten (10) days prior to the expiration of the certificates of insurance being replaced.

      Section 13.05. Waiver of Subrogation. Lessor and Lessee waive all rights against each other and against those for whom the other is legally liable for all losses covered by insurance provided for under this Article XIII to the extent of the upper limits of such insurance, it being the intent of this provision to allocate all risk of such loss to such insurance. If the policies of insurance maintained pursuant to this Article XIII require an endorsement to provide for continued coverage where there Is a waiver of subrogation, Lessee will cause them to be so endorsed.

      Section 13.06. Special Provisions. If reasonably obtainable, all such policies of insurance maintained pursuant to this Article XIII shall provide that the proceeds thereof shall be payable, without regard to any fault or negligence of Lessor, any contractor or agent of Lessor or Lessee or any other person or entity having an interest under any such policy which may have caused or contributed to such loss, and without any rights of the insurance company of set-off, counterclaim or deduction.

      Section 13.07. Insurance During Alteration or Repair or Restoration. In addition to the insurance required by Sections 13.01 and 13.02 above, during the making of major alterations, changes, replacements, improvements or additions to the Improvements or during repair or restoration of the Improvements as a result of casualty damage or condemnation, Lessee shall procure and maintain: (a) such worker's compensation as is required by law and customary additional liability insurance in the name of, and for the benefit of, Lessor, Lessee and the construction manager and contractors managing or performing such work; and (b) such customary builder's risk and fire insurance with extended coverage endorsed to protect the interests of Lessor, Lessee, and the construction manager and contractors managing or performing such work, as their respective interests may appear.

      Section 13.08. Use of Proceeds. Subject to the provisions of Article XIV, the proceeds of any and all policies of casualty and builder's risk insurance upon the 1909 Property, the 1922 Property and the 1967 Property maintained pursuant to Sections 13.02 and 13.07 of this Article XIII that are attributable to or payable as a result of destruction or damage to the Improvements remaining after any required payments to any Mortgagees shall be paid to the Insurance Trustee and used as a trust fund toward the repair, reconstruction or rebuilding of the Improvements and the proceeds of any and all policies of casualty insurance upon the 1909 Property, the 1922 Property and the 1967 Property maintained pursuant to Section 13.02 of this Article XIII that are attributable to or paid as a result of destruction or damage to the 1967 Property shall be paid to Lessor. Accordingly, all such policies of insurance shall provide that all proceeds payable at any time and from time to time by any insurance company under such policies that are attributable to or payable as a result of destruction or damage to the Improvements shall be paid to the Insurance Trustee for the benefit of Lessee and the Mortgagees and any other Person having any interest under any such policy. Lessee shall pay the reasonable charges of the Insurance Trustee for its services. Lessor, and all Mortgagees and any other Person having an interest under any such insurance policy shall cooperate with and aid the Insurance Trustee in collecting any and all casualty and builder's risk insurance monies that are attributable to or payable as a result of destruction or damage to the Improvements and shall execute and deliver as requested by the Insurance Trustee any and all proofs, receipts, releases and other instruments whatsoever which may be necessary or proper for such purpose. In the event that any person or entity having an interest under any such insurance policy shall fail or neglect to cooperate or to execute, acknowledge and deliver any such instrument, the Insurance Trustee, as the agent or attorney-in-fact of any such person, may execute and deliver any proofs of loss or any other instruments as may seem desirable to the Insurance Trustee for the collection of such insurance monies, and all such persons or entities having obtained an interest in any such insurance policy shall be deemed to have irrevocably nominated, constituted and appointed the Insurance Trustee its proper and legal attorney-in-fact for such purpose.

                                   ARTICLE XIV
                                   DESTRUCTION

      Section 14.01. Obligation to Repair Minor Damage. In the event that, at any time during the Term, the Improvements shall be destroyed or damaged in whole or in part by fire or other cause within the coverage of the casualty or builder's risk insurance policies required to be maintained pursuant to Article XIII of this Lease and such destruction or damage can be repaired, restored, replaced and rebuilt to the condition and character of the Improvements existing immediately prior to such occurrence for a total cost not to exceed the greater of Two Million Five Hundred Thousand Dollars ($2,500,000) or twenty percent (20%) of the aggregate of the most recently determined replacement cost values of the 1909 Property and the 1922 Property as determined in accordance with
Section 13.02, as determined by Lessee, then, except as otherwise provided in
Section 14.03 of this Lease, Lessee shall cause the same to be repaired, restored, replaced or rebuilt, as nearly as practicable, to the condition and character of the Improvements existing immediately prior to such occurrence and within a period of time which, under all prevailing circumstances, shall be reasonable. All proceeds of insurance policies maintained pursuant to Article XIII of this Lease that are attributable to or payable as a result of destruction or damage to the Improvements remaining after any required payments to Mortgagees shall be applied to such repair, restoration, replacement and rebuilding. If the insurance proceeds recovered in respect of any such insured damage or destruction, less any cost of recovery and any amounts required to be paid to Mortgagees, shall be insufficient to pay the entire cost of such repair, restoration, replacement or rebuilding, Lessee shall pay the deficiency, in such event, the time periods for commencing and completing such repair, restoration, replacement and rebuilding under this Section 14.01 shall include a reasonable time to obtain and close the necessary commitments for equity or mortgage loan financing to cover the deficiency.

      Section 14.02. Obligation to Repair Major Damage. In the event that, at any time during the Term, the Improvements shall be destroyed or damaged in whole or in part by fire or other cause within the coverage of the casualty or builder's risk insurance policies required to be maintained pursuant to Article XIII of this Lease and such destruction or damage cannot be repaired, restored, replaced and rebuilt to the condition and character of the Improvements existing immediately prior to such occurrence for a total cost not to exceed the greater of Two Million Five Hundred Thousand Dollars ($2,500,000) or twenty percent (20%) of the aggregate of the most recently determined replacement cost values of the 1909 Property and the 1922 Property as determined in accordance with
Section 13.02, as determined by Lessee, then, except as otherwise provided in
Section 14.03, Lessee shall cause a new facility to be constructed that is compatible with the 1967 Club Building and within a period of time which, under all prevailing circumstances, shall be reasonable. All proceeds of insurance policies maintained pursuant to Article XIII of this Lease that are attributable to or payable as a result of destruction or damage to the Improvements remaining after any required payments to Mortgagees shall be applied to such repair, restoration, replacement and rebuilding. If the insurance proceeds recovered in respect of any such insured damage or destruction, less any cost of recovery and any amounts required to be paid to Mortgagees, shall be insufficient to pay the entire cost of such repair, restoration, replacement or rebuilding, Lessee shall pay the deficiency, in such event, the time periods for commencing and completing such repair, restoration, replacement and rebuilding under this
Section 14.02 shall include a reasonable time to obtain and close the necessary commitments for equity or mortgage loan financing to cover the deficiency.

      Section 14.03. Option to Terminate. If the Improvements shall be damaged or destroyed as provided in Section 14.01 within five (5) years prior to the expiration of the Term of this Lease or if the Improvements shall be damaged or destroyed as provided in Section 14.02 or if the proceeds of the insurance maintained pursuant to Article XIII of this Lease that are attributable to or payable as a result of destruction or damage to the Improvements plus any loss deductible amount are less than fifty percent (50%) of the total cost to repair, replace, restore and rebuild the Improvements to its condition immediately prior to such damage or destruction, Lessee may, at its option, elect to end the Term of this Lease by written notice of such election given to Lessor within one hundred eighty (180) days after such destruction or damage, which notice shall specify the date of termination of this Lease. The Rents and all other amounts payable by Lessee under this Lease shall be prorated and paid to the date of termination, and, after such date, Lessee shall have no further obligations under this Lease.

      Section 14.04. Disbursement of Insurance Proceeds in the Event of Repair. After any required payments to Mortgagee(s), the Insurance Trustee shall disburse any insurance proceeds that are attributable to or payable as a result of destruction or damage to the Improvements paid to it to cover the cost of such repair, restoration, replacement and rebuilding of the Improvements pursuant to Section 14.01 or Section 14.02 as the same progresses, payments to be made against applications for payment properly certified by supervising architects or other appropriate certifying officials. The Insurance Trustee shall contribute out of such insurance proceeds with respect to each such certified application for payment an amount in proportion to such payment as the whole amount received by the Insurance Trustee [reduced by any required payments to Mortgagee(s)] shall bear to the total estimated cost of repairing, restoring, replacement or rebuilding the Improvements. If the insurance proceeds should exceed the cost of repairing, restoring, replacement or rebuilding the Improvements, the Insurance Trustee shall pay the balance remaining after payment of the cost of repairing or rebuilding the Improvements to Lessee. The

Insurance Trustee may deduct from any insurance proceeds paid to it the amount of its charges for acting as such trustee and any reasonable expenses incurred by it in connection with such trust.

      Section 14.05. Disbursement of Insurance Proceeds in the Event of Termination. In the event Lessee elects to terminate this Lease pursuant to
Section 14.03, the Insurance Trustee shall apply any such insurance proceeds paid to it in the following order of priority:

            (a) First, to the payment of expenses and charges of the Insurance Trustee incurred by it in connection with such trust, including the reasonable charges of the Insurance Trustee for its services;

            (b) Second, to Lessor in an amount equal to the aggregate of (i) One Million Dollars ($1,000,000), (ii) the cost of demolishing the Improvements, and (iii) the cost of cleaning and removing all debris from the Leased Premises and restoring the Leased Premises to a clean and level site;

            (c) Third, to the holders of each Mortgage in the order of priority of such Mortgages to the extent of the indebtedness secured by such Mortgages that was used for the making, construction or installation of Improvements or the refinancing of any such indebtedness; and

            (d) Any remaining balance shall be paid to Lessee.

      Section 14.06. Prompt Performance of Work. Subject to the provisions of
Section 14.01 and Section 14.02 that provide for an extension of the time period for commencing the repair, restoration, replacement and rebuilding of the Improvements under certain circumstances, all work of repairing, replacing, restoring or rebuilding the Improvements pursuant to Section 14.01 or Section
14.02 shall be commenced within one hundred twenty (120) days after settlement shall have been made with the insurance companies, the insurance monies shall have been paid to the Insurance Trustee and all necessary permits for such work shall have been obtained. In case any Mortgage shall be in force at the time of any damage to or destruction of the Improvements, then, unless Lessee has elected to terminate this Lease pursuant to Section 14.03, the holder(s) of such Mortgage(s) are authorized to repair, replace, restore or rebuild the Improvements under the terms and conditions set forth in this Article XIV.

                                   ARTICLE XV
                                  CONDEMNATION

      Section 15.01. Condemnation Proceeds. All Condemnation Proceeds shall be paid to the Insurance Trustee for the benefit of Lessor, Lessee, the Mortgagees and any other Person having an interest therein and shall be apportioned and paid as provided in this Article XV. Lessor, Lessee, all Mortgagees and any other Person having an interest in any such Condemnation Proceeds shall cooperate and aid the Insurance Trustee in collecting any and all Condemnation Proceeds and shall execute and deliver as requested by the Insurance Trustee any and all proofs, receipts, releases and other instruments whatsoever which may be necessary or proper for such purpose. In the event that any Person having an interest in any such Condemnation Proceeds shall fail or neglect to cooperate or to execute, acknowledge and deliver any such instrument, the Insurance Trustee may, as the agent or attorney-in-fact of any such Person, execute and deliver any proofs of loss or any other instruments as may seem desirable to the Insurance Trustee for the collection of such Condemnation Proceeds, and all such Persons having obtained an interest in any such Condemnation Proceeds shall be deemed to have irrevocably nominated, constituted and appointed the Insurance Trustee its proper and legal attorney-in-fact for such purpose.

      Section 15.02. Total Condemnation. If, at any time during the Term, there shall be a total taking or a Constructive Total Taking of the Leased Premises in condemnation proceedings or by any right of eminent domain, Lessee shall have the option to terminate this Lease by written notice thereof to Lessor, in which event, this Lease shall terminate on the date that possession is required to be delivered to the condemning authority.

      Section 15.03. Proceeds of Total Condemnation. In the event of any such total taking or Constructive Total Taking and the termination of this Lease, the Insurance Trustee shall cause all Condemnation Proceeds to be apportioned and paid in the following order of priority:

            (a) First, to the payment of expenses and charges of the Insurance Trustee incurred by it in connection with such trust, including the reasonable charges of the Insurance Trustee for its services;

            (b) Second, to Lessee in an amount equal to the fair market value of Lessee's Leasehold Estate as determined in accordance with Section 15.08;

            (c) Third, to Lessor in an amount equal to the fair market value of the Real Estate and Improvements less an amount equal to the fair market value of Lessee's Leasehold Estate as determined in accordance with
      Section 15.08; and

            (d) Any remaining balance shall be paid to Lessee.

      Section 15.04. Partial Condemnation. In the event of a taking less than a total taking or a Constructive Total Taking (including, without limitation, a taking of less than a fee interest in the Real Estate that does not constitute a Constructive Total Taking), this Lease shall not terminate or be affected in any way, except as provided in Section 15.05 and Section 15.06. The Condemnation Proceeds remaining after required payments to any Mortgagees shall be used as a trust fund toward the repair, restoration, replacement or rebuilding of the Improvements existing immediately prior to such taking as is reasonably possible under the circumstances. After any required payments to Mortgagee(s), the Insurance Trustee shall disburse any Condemnation Proceeds paid to it to cover the cost of such repair, restoration, replacement and rebuilding of the Improvements pursuant to Section 15.05 as the same progresses, payments to be made against applications for payment properly certified by supervising architects or other appropriate certifying officials. The Insurance Trustee shall contribute out of such Condemnation Proceeds with respect to each such certified application for payment an amount in proportion to such payment as the whole amount received by the Insurance Trustee [reduced by any required payments to Mortgagee(s)] shall bear to the total estimated cost of repairing, restoring, replacing or rebuilding the Improvements. If the Condemnation Proceeds should exceed the cost of repairing, restoring, replacing or rebuilding the Improvements, the Insurance Trustee shall pay the balance remaining after payment of the cost of repairing, restoring, replacing or rebuilding the Improvements to Lessee. The Insurance Trustee may deduct from any Condemnation Proceeds paid to it the amount of its charges for acting as such Trustee and any reasonable expenses incurred by it in connection with such trust.

      Section 15.05. Restoration. In the event of a taking less than a total taking or a Constructive Total Taking (including, without limitation, a taking of less than a fee interest in the Real Estate that does not constitute a Constructive Total Taking), Lessee shall cause, at its sole cost and expense (but subject to reimbursement from the Condemnation Proceeds), the remaining portion of the Improvements to be restored, repaired, replaced or rebuilt to as near as the condition and character of the Improvements existing immediately prior to such taking as is reasonably possible under the circumstances and within a period of time, which, under all prevailing circumstances, shall be reasonable.

      Section 15.06. No Rent Adjustment. In the event of a taking of the character referred to in Sections 15.04 and 15.05 hereof, this Lease shall terminate as to the portion of the Leased Premises so taken. No such partial taking shall affect the Rent payable hereunder.

      Section 15.07. Rights to Appear. Lessor, Lessee and the holder of any Mortgage shall have the right to participate in any condemnation proceeding for the purpose of protecting their respective rights hereunder, and in this connection, specifically and without limitation, to introduce evidence to establish the value of or damage to the Real Estate, Leased Premises and/or the Improvements.

      Section 15.08. Valuation. Lessor and Lessee shall cooperate and use reasonable efforts to cause the condemning authority to determine the fair market value of the Lessor's Fee Estate and Lessee's Leasehold Estate for purposes of determining the Condemnation Proceeds to be paid as a result of a total taking or a Constructive Total Taking and such determinations, if made, shall be used for purposes of apportioning and paying the Condemnation Proceeds as required by Section 15.03. In the event that the condemning authority fails or refuses to determine the fair market value of the Lessor's Fee Estate and Lessee's Leasehold Estate as provided above or the Condemnation Proceeds paid as a result a total taking or Constructive Total Taking are not based upon such determinations, then the fair market value of the Lessor's Fee Estate and Lessee's Leasehold Estate shall be determined by an appraiser selected by Lessor and Lessee or, in the absence of an agreement on a single appraiser, by an appraiser selected by agreement of appraisers appointed (one each) by Lessor and Lessee.

                                   ARTICLE XVI
                                UTILITY EASEMENTS

      Lessor grants to Lessee the right to enter into agreements with utility companies for the creation of easements or other similar agreements affecting portions of the Leased Premises and Parking Areas in favor of such companies as may be appropriate in order to service the Improvements, and Lessor shall execute any and all documents, agreements and instruments, and take all other appropriate actions, in order to effectuate the same.

                                  ARTICLE XVII
                                    MORTGAGES

      Section 17.01. Leasehold Mortgages. Without the prior consent of Lessor, Lessee, at any time and from time to time, shall have the right to execute one or more Mortgages of its interests under this Lease, including its interests in and to the Real Estate and the Improvements or any part or parts thereof, separately or together with its interest in and to any other property owned or leased from time to time by Lessee. The execution and delivery of any such Mortgage shall not be deemed to constitute an assignment or transfer of this Lease, nor shall the holder of any such Mortgage be deemed (prior to a foreclosure judgment and the taking of possession as hereinafter provided) an assignee or transferee of this Lease so as to require such holder to assume the performance of any of the terms, covenants or conditions on the part of Lessee to be performed under this Lease.

      Section 17.02. Notices and Rights Upon Lessee's Default. If Lessee or the holder of any Mortgage shall provide to the Lessor written notice specifying the name and address of a Mortgagee or an Investor, Lessor agrees that, so long as any such Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by such Mortgagee to Lessor, and until written notice is given by Lessee to Lessor that there is no Investor, the provisions of this
Article XVII shall apply. Following any such notification specifying the name and address of a Mortgagee or an Investor:

            (a) Lessor shall serve upon such Mortgagee and such Investor a copy of each notice given to or required to be given to Lessee under this Lease. No such notice to Lessee shall be effective unless and until a copy thereof is served upon all such Mortgagee(s) and such Investor.

            (b) Such Mortgagee and such Investor shall have the right, until three (3) months after the later of (i) expiration of Lessee's applicable cure period, or (ii) receipt of its copy of any such notice, to remedy or cause to be remedied the Event of Default which is the basis of the notice; and Lessor shall accept performance by such Mortgagee or such Investor as performance by Lessee.

            (c) In case of an Event of Default by Lessee under this Lease, other than an Event of Default susceptible of being cured solely by the payment of money, Lessor shall take no action to effect a termination of this Lease by service of a notice or otherwise without first giving to each Mortgagee holding a Mortgage that encumbers Lessee's interests under this Lease and to the Investor a reasonable time within which to cure such Event of Default.

            (d) Notwithstanding anything to the contrary contained in this Lease, if Lessor shall purport to terminate this Lease for any reason prior to the last day of the Term, Lessor shall enter into a new (or extended) lease for the Leased Premises with any Mortgagee or its designee (the "Substitute Lessee") for the remainder of what would have been the Term in the absence of the purported termination, effective as of the date and time of the purported termination, at the rents and upon the same terms, covenants and conditions contained herein, and Lessor, simultaneously with the execution and delivery of such new (or extended) lease, shall assign and turn over to the Substitute Lessee named therein the monies and subleases, if any, then being held by Lessor pursuant to this Lease, which Lessee would have been entitled to but for the purported termination, and said Substitute Lessee shall assume such subleases without recourse to Lessor; provided that:

                  (i) Such Mortgagee shall make written request for such new (or extended) lease within three (3) months after the date on which such Mortgagee receives notice of the purported termination; and

                  (ii) Such Mortgagee shall pay or cause to be paid to Lessor on the commencement date of the term of the new (or extended) lease, all rents unpaid which at such time are or would have been due and payable prior to such commencement date under this Lease but for the purported termination, shall cure all uncured Events of Default of Lessee under this Lease which are curable by the payment of money or otherwise reasonably susceptible of being cured by such Mortgagee, and shall pay or cause to be paid to Lessor on such commencement date all expenses, including reasonable attorneys' fees, reasonable management fees, court costs and disbursements, incurred by Lessor in connection with any such default and purported termination as well as in connection with the execution and delivery of the new (or extended) lease, less the net income collected by Lessor from the date of such purported termination of this Lease to the commencement date of such new (or extended) lease, any excess of such net income over the total of said sums and expenses to be applied by Lessor to the payment of the rents thereafter becoming due under such new (or extended) lease.

            If all of the foregoing conditions shall have been satisfied, the purported termination shall be deemed ineffective and void ab initio so that the new (or extended) lease shall be deemed to be a continuation and modification of this Lease for all purposes under applicable law. If such conditions shall not be met, the Lease shall be deemed to have terminated upon the expiration of the three (3) month period provided for in clause
      (i) above in this clause (d).

            (e) No modification, surrender or cancellation of this Lease (other than a termination by Lessor in compliance with the conditions of this
      Article XVII) shall be effective without written approval of all Mortgagees, all Investors and the City; nor shall the acquisition of the fee, leasehold and subleasehold estates in the Real Estate in one entity be deemed to effect a merger thereof without the express written consent of the owner, lessee, all Mortgagees, all Investors and the City at the time of merger of said fee, leasehold and subleasehold estates.

      Section 17.03. Extension. If Lessor shall elect to terminate this Lease by reason of any Event of Default of Lessee, any Mortgagee shall have, in addition to the right to nullify any notice of termination by curing such default, as aforesaid, the right to postpone and extend the specified date for the termination of this Lease as fixed by Lessor in its notice of termination, for a period of not more than six (6) months; provided that such Mortgagee shall cure or cause to be cured any then existing Events of Default curable solely by the payment of money, and undertake and proceed with due diligence to cure any other defaults reasonably susceptible of being cured by said Mortgagee, and thereafter pay the Rent and comply with and perform all of the other terms, covenants and provisions of this Lease on Lessee's part to be complied with and performed (other than past defaults of obligations not reasonably susceptible of being cured by said Mortgagee), and provided further that said Mortgagee shall forthwith take steps to acquire Lessee's interest in this Lease. If, at the end of said six (6) month period such Mortgagee shall be actively engaged in steps to acquire Lessee's interest herein, the time of said Mortgagee to comply with the provisions of this Section 17.03 shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity.

      Section 17.04. No Obligation to Cure. Nothing herein contained shall require any Mortgagee to cure or undertake to cure any default of Lessee, unless and until such Mortgagee elects to exercise any right under Section 17.02 or
17.03 as to which such cure or undertaking to cure is a condition. If any Mortgagee shall acquire title to Tenant's interest in this Lease, by foreclosure of a mortgage thereon or by assignment in lieu of foreclosure or by an assignment from a nominee or wholly owned subsidiary corporation of such Mortgagee, or under a new lease pursuant to this Article VI, such Mortgagee may assign such lease without Lessor's consent and shall have no liability for the performance or observance of the covenants and conditions in such lease contained on Tenant's part to be performed and observed from and after the date of such assignment.

      Section 17.05. Modification of Lease. If, in connection with Lessee's efforts to obtain a leasehold Mortgage from a prospective Mortgagee, such Mortgagee shall request reasonable modifications in this Lease as a condition to the making of such Mortgage Loan, then Lessor and Lessee shall execute an agreement in recordable form so modifying this Lease provided that such modifications do not (a) adversely affect Lessor or Lessee hereunder in any adverse respect or (b) reduce or increase the Rent payable hereunder.

                                  ARTICLE XVIII
                                  LESSEE RIGHTS

      Section 18.01. No Termination. If for any reason this Lease and the leasehold estate of Lessee hereunder is terminated by Lessor by legal proceedings or otherwise in accordance with the terms of this Lease, Lessor covenants and agrees that such termination of this Lease shall not result in a termination of any sublease affecting the Leased Premises entered into in good faith, and that the same shall continue so long as any such sublessee is not in default, for the duration of each sublease's respective term and any extensions thereof (subject, however, to the prior right of the holder of any Mortgage). So long as any such sublessee is not in default, it shall not be named or joined in any action or proceeding by Lessor under this Lease to recover possession of the Leased Premises or Improvements or for any other relief. Lessor shall, upon request, execute, acknowledge, and deliver such agreements evidencing and agreeing to the foregoing as each sublessee shall require.

      Section 18.02. Performance by Lessee. Any act required to be performed by Lessee pursuant to the terms of this Lease may be performed by any sublessee of Lessee occupying all or any part of the Leased Premises or Improvements, and the performance of such act shall be deemed to be performance by Lessee and shall be accepted by Lessor.

      Section 18.03. Modification of this Lease. This Lease shall not be modified or amended without the City's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any amendment or modification of this Lease without the City's prior written consent shall be void and of no force or effect whatsoever.

                                   ARTICLE XIX
                              SPECIFIC PERFORMANCE

      In addition to any other rights that Lessee or Lessor may have pursuant to this Lease, if either party fails or refuses to execute, acknowledge and deliver any instrument or instruments or to take any other action (other than an action solely involving the payment of any sum of money) required to effectuate the provisions of this Lease within the time period required by this Lease or, if no time period therefor is specified herein, within any reasonable time period specified in any request from the other party, then from and after the date ten
(10) days after the date of delivery of a final written demand to the other party requesting such execution, acknowledgement and delivery or other action, the requesting party shall be entitled to specific performance, declaratory relief, or such other remedies at law or equity which may be appropriate to effectuate the provisions of this Lease.

                                   ARTICLE XX
                                 QUIET ENJOYMENT

      Section 20.01. Lessor's Covenants. Lessee, upon paying the Rent to be paid by it as herein provided, and observing and keeping its covenants, warranties and agreements under this Lease, shall have the peaceful and quiet enjoyment of the Leased Premises during the Term, without hindrance from Lessor or anyone claiming by, under or through Lessor.

      Section 20.02. Lessee's Remedies. If Lessor shall be in default under any of the terms or provisions of this Lease, Lessee, in addition to any and all remedies it may have at law or in equity, may terminate this Lease if such default continues for a period of one (1) month following written notice thereof to Lessor, unless, as to any default not curable through the payment of money or otherwise reasonably susceptible of cure within said one (1) month period, Lessor has undertaken within said period and proceeds thereafter with due diligence to cure such default. If Lessor does not cure such default within the periods provided in this Section, Lessee may (but is not obligated to) cure Lessor's default, if necessary, enter upon the Murat Premises to cure Lessor's default and recover the amount of such cure from Lessor, which amount shall be due and payable upon demand. Whether or not this Lease is so terminated, Lessor shall indemnify, defend and hold Lessee harmless against and from any and all claims, losses and damages, including, without limitation, all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any claim, action or proceeding, arising from such default. All rights and remedies of Lessee under this Section 20.02 shall be cumulative.

                                   ARTICLE XXI
                                    DEFAULTS

      Section 21.01. Events of Default. Each of the following events, if not remedied as hereinafter provided, shall be deemed an "Event of Default":

            (a) The occurrence of any event set forth in Article XXII, as therein provided;

            (b) Lessee's failure to pay any installment of Rent when the same shall be due and payable and such failure continues for a period of one
      (1) month after written notice to Lessee from Lessor; or

            (c) Lessee's failure to perform any other covenant or agreement herein contained on Lessee's part to be kept or performed and such failure continues for a period of one (1) month after written notice to Lessee from Lessor specifying the nature of such failure, and provided Lessee shall not cure said failure as provided in Section 21.02.

      Upon the occurrence of any Event of Default, Lessor, at its option, may give to Lessee a written notice of election to terminate this Lease upon a date specified in such notice, which date shall be not less than ninety (90) days after the date of delivery to Lessee of such notice. Simultaneously with sending any notice of default or termination to Lessee, Lessor shall send a copy of such notice to all Mortgagees and all Investors, as required by Section 17.02, and to all sublessee(s) or other parties in interest, if any, that Lessee has designated to receive copies of such notices.

      Section 21.02. Extensions. If Lessor gives notice of a default that is of a nature that cannot be cured within the one (1) month period provided in
Section 21.01(c), then such default shall not be deemed an Event of Default so long as Lessee, following notice from Lessor, proceeds to cure the default as soon as reasonably possible and continues to take all steps reasonably necessary to complete the same within a reasonable period of time. In addition, no Event of Default shall be deemed to have occurred if and so long as Lessee shall be delayed in or prevented from curing the same within the applicable cure period by Unavoidable Delay.

      Section 21.03. Remedies. Upon any Event of Default pursuant to Section 21.01, or at any time thereafter so long as the same is not cured, Lessor may, in addition and without prejudice to any other rights and remedies Lessor shall have at law and in equity, whether or not it elects to terminate the Term, reenter the Leased Premises, recover possession thereof and dispossess any or all occupants of the Leased Premises in the manner prescribed by law (subject in each case to the rights of Mortgagees, Investors and sublessees as provided in Articles XVII and XVIII hereof, respectively). In case of any such reentry, recovery of possession and/or dispossession, Lessor, subject to Article XVII, may terminate this Lease and obtain title to the Improvements as provided in
Section 6.03 hereof and, subject to Article XXIV, recover all damages resulting from any outstanding Events of Default.

                                  ARTICLE XXII
                            BANKRUPTCY AND INSOLVENCY

      Section 22.01. Certain Events of Default Specified. If, after the commencement of the Term:

            (a) Lessee shall be adjudicated a bankrupt or adjudged to be insolvent;

            (b) A receiver or trustee shall be appointed for Lessee's property and affairs;

            (c) Lessee shall make an assignment for the benefit of creditors or shall file a petition in bankruptcy or insolvency or for reorganization or shall make application for the appointment of a receiver or if any similar petitions are filed against Lessee; or

            (d) Any execution or attachment shall be issued against Lessee or any of Lessee's property, whereby the Leased Premises or any building or buildings or any improvements thereof shall be taken or occupied or attempted to be taken or occupied by someone other than the aforesaid Lessee, except as may herein be permitted;

and such adjudication, appointment, assignment, petition, execution or attachment shall not be set aside, vacated, discharged or bonded within ninety
(90) days after the issuance of the same, then, subject to Section 22.02, an Event of Default hereunder shall be deemed to have occurred so that the provisions of Article XXI hereof shall become effective and Lessor shall have the rights and remedies provided for therein in addition to all other rights and remedies available to Lessor at law and in equity.

      Section 22.02. Preservation of Leasehold Estate. Notwithstanding anything to the contrary contained in Article XXI hereof, upon the occurrence of an Event of Default pursuant to this Article XXII, then (in addition to any rights of Mortgagees under Article XVII), if the Rent due and payable by Lessee hereunder continues to be paid and the other covenants and agreements of Lessee hereunder are kept and performed, no Event of Default shall be deemed to have occurred and the provisions of Article XXI shall not become effective.

                                  ARTICLE XXIII
                                   NON-WAIVER

      Failure of Lessor or Lessee to provide to the other party or any Mortgagee or Investor a notice of default or breach of this Lease, however long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder if such notice is subsequently provided in the time and manner specified herein. No waiver by Lessor or Lessee at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Lessor of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.

                                  ARTICLE XXIV
                            THIRD PARTY BENEFICIARIES

      Lessor and Lessee acknowledge and agree that the City has provided material considerations and benefits to Lessor and Lessee as inducements to enter into this Lease and that the City will receive material considerations and benefits as a result of Lessor's and Lessee's performance of their respective obligations hereunder. Lessor further agrees that the City is intended to be a third party beneficiary of this Lease and the City shall have the right to enforce the terms and provisions of this Lease against Lessor to the same extent as if the City were the Lessee hereunder. Lessee further agrees that the City is intended to be a third party beneficiary of this Lease and the City shall have the right to enforce the terms and provisions of this Lease against Lessee to the same extent as if the City were the Lessor hereunder.

                                   ARTICLE XXV
                                  FORCE MAJEURE

      In the event that Lessor or Lessee shall be delayed, hindered in, or prevented from the performance of any act required hereunder by reason of Unavoidable Delay, excepting acts consisting solely of the payment of money, then performance of such act shall be excused for the period of the Unavoidable Delay and the period for the performance of any such act shall be extended for a period equivalent to the period of the Unavoidable Delay.

                                  ARTICLE XXVI
                                     NOTICES

      No notice, approval, consent or other communication authorized or required by this Lease shall be effective unless the same shall be in writing. Any such communication shall be effective if (a) (i) hand delivered, with signed receipt therefor obtained, (ii) sent postage prepaid by United States registered or certified mail, return receipt requested, (iii) deposited with a national courier for overnight delivery, or (iv) sent by telefax, with written confirmation therefor obtained, directed or addressed in each case set forth in
(i) through (iv) above to the other party at its address (or telefax number) set forth below, or such other address (or telefax number) as either party may designate by notice given from time to time in accordance with this Article XXVI; and (b) delivered or sent in the same manner to each Mortgagee entitled to a copy of such notice pursuant to Section 17.04, and to such other parties in interest, if any, entitled to such notice under the provisions of the last paragraph of Section 21.01.

       The address and telefax number for notices to Lessor is:

        Murat Temple Association, Inc.
        510 North New Jersey Street
        Indianapolis, IN 46204
        Telefax No. (317) 686-4199

        with a copy to:

        Alex Rogers, Esq.
        Stears, Sullivan, P.C.
        251 East Ohio Street, Suite 500
        Indianapolis, IN
        Telefax No. (317) 264-6810

        and

        Department of Metropolitan Development
        1860 City-County Building
        Indianapolis, Indiana 46204
        Attention: Director
        Telefax No.___________________

        and

        Controller, City of Indianapolis
        2221 City-County Building
        Indianapolis, Indiana 46204
        Telefax No.__________________

        and

        John Klipsch, Manager of Project Construction and also
        Evert Hauser, Assistant Manager of Project Construction
        Department of Metropolitan Development
        200 East Washington Street, Suite 1160
        Indianapolis, Indiana 46204
        Telefax No. (317) 327-5879

        and

        Karl P. Haas, Esq.
        Baker & Daniels
        300 North Meridian Street, Suite 2700
        Indianapolis, Indiana 46204
        Telefax No. (317) 237-1000

        The address and telefax number for notices to Lessee is:

        Murat Centre, Inc.
        10089 Allisonville Road
        Fishers, Indiana 46038
        Attention:  P. David Lucas
        Telefax No. (317) 579-7843

        with a copy to:

        Barry Z. Wallack, Esq.
        Wallack & Wallack, P.C.
        One Indiana Square, Suite 2230
        Indianapolis, Indiana 46204
        Telefax No. (317) 231-9900

        and

        Department of Metropolitan Development
        1860 City-County Building
        Indianapolis, Indiana 46204
        Attention: Director
        Telefax No.___________________

        and

        Controller, City of Indianapolis
        2221 City-County Building
        Indianapolis, Indiana 46204
        Telefax No.___________________

        and

        John Klipsch, Manager of Project Construction and also
        Evert Hauser, Assistant Manager of Project Construction
        Department of Metropolitan Development
        200 East Washington Street, Suite 1160
        Indianapolis, Indiana 46204
        Telefax No. (317) 327-5879

        and

        Karl P. Haas, Esq.
        Baker & Daniels
        300 North Meridian Street, Suite 2700
        Indianapolis, Indiana 46204
        Telefax No. (317) 237-1000

                                  ARTICLE XXVII
                                  CERTIFICATES

      Either party shall, without charge, at any time and from time to time, within ten (10) days after written request of the other party, certify by written instrument duly executed and acknowledged to any mortgagee, proposed mortgagee, purchaser or proposed purchaser, or any other person, firm or corporation specified in such request:

            (a) As to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment;

            (b) As to the validity and force and effect of this Lease, in accordance with its tenor at that time;

            (c) As to the existence of any default hereunder;

            (d) As to the existence of any offsets, counterclaims or defenses thereto on the part of either party;

            (e) As to the commencement and expiration dates of the Term; and

            (f) As to any other matters as reasonably may be requested.

      Any certificate referred to in this Article XXVII may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding upon the party executing same.

                                 ARTICLE XXVIII
                         REPRESENTATIONS AND WARRANTIES

      Lessor represents and warrants to Lessee that: (a) to Lessor's knowledge and except as disclosed in the Environmental Report, there has been no disposal, escape, leakage, discharge, emission or release of any Hazardous Material on, from, or affecting the Leased Premises; (b) to Lessor's knowledge and except as disclosed in the Environmental Report, there is no Hazardous Material present upon the Leased Premises; (c) except for the lien of non-delinquent real estate taxes, there are no taxes assessed against or constituting a lien on the Leased Premises or any part thereof as of the Possession Date; (d) Lessor has paid all wages, fringe benefits and other payments owing to any employees of Lessor and made all required contributions to its employees' pension plans, retirement plans and similar plans as of the Possession Date; (e) there are no agreements, contracts, bookings or other obligations of any kind whatsoever which would restrict or in any other manner limit or affect directly or indirectly the way in which Lessee operates or employs personnel with regard to the Leased Premises, or its business conducted thereon or therein, or which will obligate the Lessee in any way after the Execution Date, including, without limitation, service, maintenance, management, construction and labor agreements (collectively, the "Operating Agreements"), except for the Approved Contracts; and (g) after the Execution Date, Lessor shall not enter into or execute any Operating Agreement. Lessor, at its sole cost and expense, shall indemnify and save harmless the Lessee and its officers, officials, directors, partners, agents, trustees, beneficiaries and employees against and from any and all claims, demands, damages, losses, injuries, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising from the inaccuracy of the representations and warranties of Lessor in this Article XXVIII. Except as provided and set forth in this Article XXVIII, Lessee's acceptance of the Leased Premises on the Possession Date shall be "AS IS, WHERE IS" and without warranty or representation of any kind as to condition, fitness for Lessee's purposes or otherwise.

                                  ARTICLE XXIX
                  COMMON FACILITIES, COMMON STRUCTURAL SUPPORTS
                          AND COMMON STRUCTURAL MEMBERS

      Section 29.01. Steam Facilities. Lessor agrees that Lessee shall have the right of and a non-exclusive easement for direct access to, use of and service to the Leased Premises now or hereafter provided by the Steam Facilities located in, on, under or through the Murat Premises. Lessee agrees that Lessor shall have the right of and a non-exclusive easement for direct access to, use of and service to the Murat Premises now or hereafter provided by the Steam Facilities located in, on, under or through the Leased Premises.

      Section 29.02. Maintenance of Steam Facilities. Lessor shall keep and maintain at all times during the Term the Steam Facilities located in, on, under or through the Murat Premises in good condition and repair, and shall not alter, change or remove any such Steam Facilities. Lessee shall keep and maintain at all times during the Term the Steam Facilities located in, on, under or through the Leased Premises in good condition and repair.

      Section 29.03. Freight Elevator. Lessor agrees that Lessee shall have the right of and a non-exclusive easement for direct access to, use of and service to the Leased Premises now or hereafter provided by the Freight Elevator and all hallways, corridors and walkways located in the 1967 Club Building leading or providing direct access to the Freight Elevator at all times during the Term.

      Section 29.04. Maintenance of Freight Elevator. Lessee shall keep and maintain at all times during the Term the Freight Elevator in good condition and repair. Lessee shall pay all charges for keeping and maintaining the Freight Elevator in good condition and repair, and Lessor shall reimburse Lessee for eight and five tenths percent (8.50%) of all such charges within ten (10) days after demand upon Lessor for such reimbursement and presentation of written invoices for such charges.

      Section 29.05. Common Structural Supports. Lessor agrees that Lessee shall have the following rights at all times during the Term of this Lease:

            (a) The right of and a non-exclusive easement for direct access to, use, support and service to the Leased Premises now or hereafter provided by, any and all Common Structural Supports located, installed or constructed within, under or upon the 1967 Club Building, intended or necessary for the beneficial use, enjoyment or support of or access to any Improvements upon or serving the Leased Premises; and

            (b) The right of and a non-exclusive easement to go in, on, over, across, under and through the 1967 Club Building with persons, materials and equipment for the purposes of (a) inspecting, maintaining, repairing, constructing or reconstructing the Improvements if such inspection, maintenance, repair, construction or reconstruction can only be reasonably effected by going upon the 1967 Club Building and (b) performing and completing the Remodel Work; provided, however, that the exercise of such rights shall be scheduled and performed so as not to interfere materially with the use and operation of the 1967 Club Building by Lessor.

      Section 29.06. Maintenance of Common Structural Supports. Lessor, at all times during the Term, shall keep and maintain all Common Structural Supports in good condition and repair, and shall not alter, change or remove any Common Structural Supports.

      Section 29.07. Common Structural Members. Lessee agrees that Lessor shall have the following rights at all times during the Term of this Lease:

            (a) The right of and a non-exclusive easement for direct access to, use, support and service to the 1967 Club Building now or hereafter provided by, any and all Common Structural Members located, installed or constructed within, under or upon the Leased Premises, intended or necessary for the beneficial use, enjoyment or support of or access to any improvements upon or serving the 1967 Club Real Estate; and

            (b) The right of and a non-exclusive easement to go in, on, over, across, under and through the Leased Premises with persons, materials and equipment for the purposes of inspecting, maintaining, repairing or reconstructing the 1967 Club Building if such inspection, maintenance, repair or reconstruction can only be reasonably effected by going upon the Leased Premises; provided that the exercise of such rights shall be scheduled and performed so as not to interfere materially with the use and operation of the Leased Premises by Lessee.

      Section 29.08. Maintenance of Common Structural Members. Lessee shall keep and maintain at all times during the Term all Common Structural Members in good condition and repair, and shall not alter, change or remove any Common Structural Members without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE XXX
                            LESSOR'S RESERVED RIGHTS

      Section 30.01. Storage Area. Lessor and Lessee hereby acknowledge that Lessor desires to use the Storage Area for a period of twenty-four (24) months after the Possession Date for purposes of storing Lessor's personal property. Lessor hereby reserves the right to use the Storage Area for purposes of storing Lessor's personal property subject to and upon the terms and conditions of this
Article XXX during the first two (2) years of the Term. Lessor agrees that it shall remove all personal and other property located in the Storage Area and deliver possession of the Storage Area to Lessee in good order, condition and repair on or before the second anniversary of the Possession Date. Lessor and Lessee hereby agree that Lessor shall have the right to use the stairs, elevators, hallways, corridors and walkways located within the 1922 Mosque Building for purposes of direct ingress to and egress from the Storage Area; provided that Lessor shall at all times endeavor to exercise such ingress and egress rights in a manner designed to minimize interference with Lessee's use and operation of the 1922 Mosque Building; provided that Lessor shall not enter upon the Leased Premises to access the Storage Area at any time while a performance or other event is being held in the Leased Premises. All property of Lessor kept for storage in, upon or about the Leased Premises, including, without limitation, the Storage Area shall be so kept or stored at the sole risk of Lessor, and Lessor shall hold Lessee harmless from any and all claims, costs or expenses, including attorneys' fees, arising out of damage thereto.

      Section 30.02. Tours. Lessor and Lessee agree that Lessor shall be entitled to conduct private tours of the 1909 Theatre Building and the 1922 Mosque Building during normal business hours on any weekday that the Building to be toured is not being used by Lessee for any previously scheduled event and otherwise is not unavailable for touring as a result of work being performed in or about the Leased Premises, set up or tear down for any previously scheduled event or other circumstances related to Lessee's use of the Leased Premises. Any private tour conducted by Lessor shall be coordinated with Lessee's property manager and conducted in such a manner so as to minimize interference with Lessee's use and operation of the 1909 Theatre Building and the 1922 Mosque Building.

      Section 30.03. Murat Theatre. Lessor shall have the right to use the theatre located in the 1909 Theatre Building on not more than nine (9) occasions free of any rental charge during each calendar year for the purpose of holding meetings of the membership of Lessor, conducting private theatre shows and musical performances for the membership of Lessor and their guests and spouses that do not involve ticket sales to the general public and for conducting private initiation ceremonies for new members of Lessor. Lessor shall provide Lessee with a written request to use the theatre located in the 1909 Theatre Building at least eighteen (18) months prior to the date on which Lessor desires to use the theatre located in the 1909 Theatre Building and Lessee shall respond to Lessor's request within ten (10) days after receipt of any such request. In the event that the theatre located in the 1909 Theatre Building is scheduled for an event and otherwise is not unavailable for use as a result of work being performed in or about the Leased Premises, set up or tear down for any previously scheduled event or other circumstances related to Lessee's use of the Leased Premises on the date requested by Lessor in any such notice, Lessee shall so inform Lessor within ten (10) days after receipt of any such notice, in which event, Lessor shall not be entitled to use the theatre located in the 1909 Theatre Building on such date; provided that Lessee shall specify at least three (3) alternative dates for each such unavailable date. Lessee shall have the right at any time prior to ninety (90) days before the date of any membership meeting, theatre show, musical performance or initiation ceremony that has been scheduled by Lessor to be held in the theatre located in the 1909 Theatre Building pursuant to this Section 30.03 to change such date if Lessee desires to schedule a show, performance, concert or similar event to be held in the theatre located in the 1909 Theatre Building on such date. If Lessee so elects to change the date of any such membership meeting, theatre show, musical performance or initial ceremony less than one hundred twenty (120) days prior to the date that such membership meeting, theatre show, musical performance or initiation ceremony is scheduled to be held, then Lessee shall (a) reimburse Lessor for the cost of mailing notices of the date change to Lessor's membership and (b) provide Lessor with twenty-four (24) tickets to the event that necessitated such date change free of charge.

      Section 30.04. Egyptian Room. Lessor shall have the right to use the Egyptian Room on not more than nine (9) occasions free of any rental charge during each calendar year for the purpose of holding private dances, social events, banquets and card parties for the membership and personal guests of Lessor. Lessor shall provide Lessee with a written request to use the Egyptian Room at least eighteen (18) months prior to the date on which Lessor desires to use the Egyptian Room and Lessee shall respond to Lessor's request within ten
(10) days after receipt of any such request. In the event that the Egyptian Room is scheduled for an event and otherwise is not unavailable for use as a result of work being performed in or about the Leased Premises, set up or tear down for any previously scheduled event or other circumstances related to Lessee's use of the Leased Premises on the date requested by Lessor in any such notice, Lessee shall so inform Lessor within ten (10) days after receipt of any such notice, in which event, Lessor shall not be entitled to use the Egyptian Room on such date; provided that Lessee shall specify at least three (3) alternative dates for each such unavailable date. Lessor shall have the right to use the Social Room and Banquet Hall in conjunction with, but subject to and upon the terms and conditions that are applicable to, its use of the Egyptian Room.

      Section 30.05. Indemnification. Lessor assumes all risks and responsibilities for any and all accidents, injuries and damages to person or property (including, without limitation, the Leased Premises) and agrees to indemnify and hold the Lessee and its officers, officials, directors, partners, agents, trustees, beneficiaries and employees harmless from any and all claims, liabilities, losses, costs, damages and expenses (including, without limitation, attorneys' fees) arising from or in connection with: (a) Lessor's use of the Storage Area pursuant to Section 30.01; (b) any tour of the 1909 Theatre Building and/or the 1922 Mosque Building pursuant to Section 30.02; (c) Lessor's use of the theatre located in the 1909 Theatre Building pursuant to Section 30.03; or (d) Lessor's use of the Egyptian Room, Social Room and/or Banquet Hall located in the 1922 Mosque Building pursuant to Section 30.04.

      Section 30.06. Reimbursement. Lessor shall reimburse Lessee for all reasonable costs and expenses incurred by Lessee in connection with: (a) Lessor's use of the Storage Area pursuant to Section 30.01; (b) any tour by Lessor of the 1909 Theatre Building and/or the 1922 Mosque Building pursuant to
Section 30.02; (c) Lessor's use of the theatre located in the 1909 Theatre Building pursuant to Section 30.03; or (d) Lessor's use of the Egyptian Room, Social Room and/or Banquet Hall located in the 1922 Mosque Building pursuant to
Section 30.04; provided that nothing contained in this Lease shall require Lessee to provide any such services. Such costs and expenses shall include, without limitation, costs and expenses incurred to obtain, provide or furnish event insurance, set up and tear down, clean up, security or any other reasonable or customary services, but shall not include any rental charge for such use. All such costs and expenses shall be paid by Lessor to Lessee upon receipt of an invoice and demand therefor.

      Section 30.07. Lessor's Right of Inspection. Lessee shall permit Lessor and its agents to enter upon the Leased Premises at all reasonable times upon reasonable prior written notice to inspect and examine the Leased Premises; provided, that, except in cases of emergency, Lessor shall not enter upon the Leased Premises during any show, live performance, concert or similar event.

      Section 30.08. Parking Areas. Lessee's use of the Parking Areas shall be subject to the following terms and conditions: (a) during the Term of this Lease, members of the public visiting the 1967 Club Building shall have the non-exclusive right to park in the parking spaces located within the Parking Areas between the hours of 11:00 p.m. and 2:00 p.m., Monday through Friday, for a per space parking fee not to exceed One Dollar ($1.00) on a first-come, first-serve basis, provided that the fee charged to members of the public for parking during such hours shall be reviewed by Lessor and Lessee every three (3) years, commencing on January 1, 1999, and equitably adjusted; (b) during the Term of this Lease, Lessor shall have the right to reserve up to a maximum of one hundred seventy-five (175) parking spaces located within the Parking Areas for events to be held by Lessor at or within the Murat Complex for a per space parking fee not to exceed the fair market fee charged for similar parking spaces located in the Indianapolis Downtown area or such lesser rate as is agreed upon by Lessor and Lessee; (c) during the Term of this Lease, Lessor's members, spouses of Lessor's members and widows of Lessor's member, shall have the non-exclusive right to park in the parking spaces located within the Parking Areas for no charge, on a first-come, first-serve basis; (d) during the Term of this Lease, employees of Lessor shall have the right to park in the parking spaces designated for parking by Lessor's employees and contractors performing work on the Murat Premises within the Parking Areas for no charge; and (e) during the Term of this Lease, Lessor shall have the exclusive right to use eighteen (18) permanently reserved and appropriately marked parking spaces to be located within the Parking Areas immediately adjacent to the 1967 Club Building.

                                  ARTICLE XXXI
                                     GENERAL

      Section 31.01. Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Indiana.

      Section 31.02. Partial Invalidity. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall at any time or to any extent be held invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term, covenant, condition and provision of this Lease shall continue to be valid, binding and enforceable to the fullest extent permitted by law.

      Section 31.03. Memorandum of Lease. The parties shall execute and deliver duplicate originals of a memorandum of this Lease in the form and substance of Exhibit Q attached to this Lease and incorporated herein.

      Section 31.04. Remote Vesting. This Lease and all rights and interests created hereby are intended to comply in all respects with applicable common or statutory law, including the common law Rule Against Perpetuities or analogous statutory restrictions. Therefore, any provision of this Lease that shall be construed by a final, non-appealable judicial determination to create or permit to arise any interest in the Leased Premises that may vest in the future in any person, shall be deemed to prohibit the creation of such interest from and after the date which is twenty-one (21) years after the death of the survivor of living lawful descendants of any of the attorneys practicing with the firm of Baker & Daniels in Indianapolis, Indiana, as of the date of this Lease.

      Section 31.05. Interpretation. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The section headings and references to sections used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Lessor" whenever used herein shall mean only the owner at the time of Lessor's interest herein, and upon any sale or assignment of the interest permitted by the terms of this Lease of Lessor herein, its successors in interest or assigns shall, during the term of its ownership of Lessor's estate herein, be deemed to be Lessor. This Lease shall not be construed with resort to any presumption against the preparer hereof.

      Section 31.06. Entire Agreement. No oral statement or prior written matter shall have any force or effect. Subject to the terms and provisions of Section 18.03, this Lease shall not be modified or cancelled except as provided herein or by a writing signed by the parties.

      Section 31.07. Parties. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, successors, administrators and assigns.

      Section 31.08. Attorneys' Fees. Each party shall pay to and indemnify the other against and from all such reasonable legal costs and charges lawfully and reasonably incurred in successfully enforcing any covenant or agreement of the other party.

      Section 31.09. Authority. Lessee represents and warrants to Lessor that it has the power and authority to execute and deliver this Lease and to carry out and perform all covenants to be performed by it hereunder. Lessor represents and warrants to Lessee that it has the power and authority to execute and deliver this Lease and to carry out and perform all covenants to be performed by it hereunder.

      Section 31.10. Relationship. Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating between the parties hereto the relationship of principal and agent, partnership, joint venture or any relationship other than the relationship of lessor and lessee.

                                 ARTICLE XXXII
                               APPROVED CONTRACTS

      Lessor shall assign the Approved Contracts to Lessee on or before the Possession Date. Lessee shall honor and perform the terms and conditions of the Approved Contracts but only in accordance with their stated terms or for their stated dates, as the case may be; provided that Lessee shall not be required to apply, extend, renew or modify any of the Approved Contracts in any way; and provided further that Lessee shall be entitled to cancel, change or modify any of the Approved Contracts without Lessor's prior approval or consent so long as Lessor is released from any liability under the Approved Contract that is cancelled, changed or modified.

                                 ARTICLE XXXIII
                                 LIQUOR LICENSE

      Upon request of Lessee at anytime, Lessor shall join in an application, and execute such instruments as may be necessary or appropriate, for Lessee to obtain the necessary licenses and permits to sell and dispense alcoholic beverages in and from the Leased Premises. In the event that Lessee is unable to obtain the necessary licenses and permits to sell and dispense alcoholic beverages in and from the Leased Premises, Lessor shall, to the full extent permitted by applicable law, make application or join in an application, and execute such instruments as may be necessary or appropriate, for Lessee to use Lessor's existing alcoholic beverage permit to sell and dispense alcoholic beverages in and from the Leased Premises.

                                  ARTICLE XXXIV
                                 LESSOR DEFAULT

      Lessor's failure or refusal to perform any provision of this Lease which it is obligated to perform or the breach of any covenant herein shall be a default by Lessor. In the event of a default by Lessor, and without waiving any other remedy or claim for damages or breach of this Lease, Lessee may:

            (a) Emergency Situation. In an Emergency Situation, as hereinafter defined, if the default is not cured within a reasonable time period after reasonable notice to (or attempts to notify) Lessor, Lessee may cure the default at Lessor's expense;

            (b) Non-Emergency Situation. In a non-Emergency Situation, if the default is not cured within thirty (30) days of written notice to Lessor (or if such default is of such a nature as to not be reasonably susceptible to cure within said thirty (30) day period, then the period for cure shall be extended so long as Lessor commences its efforts to cure within said thirty (30) day period and thereafter diligently pursues the same to completion), Lessee may cure the default at Lessor's reasonable expense.

      If Lessee incurs any sum because of Lessor's default, the reasonable sums paid by Lessee shall be due from Lessor upon demand and may be offset against any amount that is or becomes due and payable to Lessor hereunder. "Emergency Situation" as used in this Article means a situation which threatens the physical well-being of persons in or on the Leased Premises, or which disrupts the Lessee's use and/or occupancy of the Leased Premises or any portion thereof so as to materially interfere with the ordinary conduct of Lessee's business.

                                  ARTICLE XXXV
                                    EASEMENTS

      Section 35.01. Lessor's Easements. Lessee agrees that Lessor shall have
(a) the exclusive right and easement to use the Basement Area, Shrine Museum, Office Area, Train Room and Kniepe Room and the non-exclusive right and easement to use the Common Maintenance Shop at all times during the Term and (b) the non-exclusive right and easement to use the stairs, elevators, hallways, corridors and walkways located within the 1909 Theatre Building and the 1922 Mosque Building for purposes of direct ingress to and egress from all such areas; provided, that Lessor shall at all times endeavor to exercise such ingress and egress rights in a manner designed to minimize interference with Lessee's use and operation of the Leased Premises; provided that Lessor shall not enter upon the 1909 Theatre Building and/or the 1922 Mosque Building to access such areas at any time while a performance or other event is being held therein. All property of Lessor kept for storage in, upon or about the 1909 Theatre Building and/or the 1922 Mosque Building shall be so kept or stored at the sole risk of Lessor, and Lessor shall hold Lessee harmless from any and all claims, costs or expenses, including attorneys' fees, arising out of damage thereto.

      Section 35.02. Indemnification. Lessor assumes all risks and responsibilities for any and all accidents, injuries and damages to person or property (including, without limitation, the Leased Premises) and agrees to indemnify and hold the City and Lessee and its officers, officials, directors, partners, agents, trustees, beneficiaries and employees harmless from any and all claims, liabilities, losses, costs, damages and expenses (including, without limitation, attorneys' fees) arising from or in connection with: (a) Lessor's use of the Basement Area, Common Maintenance Shop, Shrine Museum, Office Area, Train Room and/or Kniepe Room pursuant to Section 35.01; (b) Lessor's use of the stairs, elevators, hallways, corridors and/or walkways located within the 1909 Theatre Building or the 1922 Mosque Building pursuant to Section 35.01.

      Section 35.03. Relocation. Lessee shall have the right to relocate the Basement Area, Common Maintenance Shop, Shrine Museum, Office Area, Train Room and/or Kniepe Room to other locations within the 1909

Theatre Building and/or 1922 Mosque Building so long as (a) such relocation is accomplished at Lessee's sole cost and expense, (b) the relocated space is built out and improved to substantially the same condition as the space is in after completion of the Remodel Work, (c) the relocated space is similar in size as the original space, and (d) the relocation is approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed.

      IN WITNESS WHEREOF, the parties hereto have executed this Indenture of Lease as of the day and year first above written.

                              Lessor:

                              MURAT TEMPLE ASSOCIATION, INC.,
                              an Indiana not-for-profit corporation

                              By:       /s/ JOEY L. SCOTT
                                        ----------------------------------------

                              Printed:  Joey L. Scott
                                        ----------------------------------------

                              Title:    President
                                        ----------------------------------------

                              Lessee:

                              MURAT CENTRE, L.P.,
                              an Indiana limited partnership
                              By:    MURAT CENTRE, INC., an Indiana corporation
                              Its: General Partner

                              By:       /s/ P. DAVID LUCAS
                                        ----------------------------------------

                              Printed:  P. David Lucas
                                        ----------------------------------------

                              Title:    President
                                        ----------------------------------------

                                LIST OF EXHIBITS


Exhibit  Description

A        Approved Contracts

B        Murat Property

C        1909 Theatre Real Estate

D        1922 Mosque Real Estate

E        Office Area

F        Common Maintenance Shop
         Basement Area
         Banquet Hall
         Shrine Museum

G        1967 Club Real Estate

H        Social Room

I        Egyptian Room

J        INTENTIONALLY OMITTED

K        INTENTIONALLY OMITTED

L        Train Room
         Storage Area
         Kniepe Room

M        INTENTIONALLY OMITTED

N        INTENTIONALLY OMITTED

0        Premises Plans and Specifications

P        Remodel Plans and Specifications

Q        Memorandum of Lease

                                    EXHIBIT A

                               Approved Contracts

          Agreements made by Murat Temple and the parties listed below:


1.    Indiana Moose Association - Egyptian Room - 10/26/96
2.    State Board of Law Examiners - Egyptian and Banquet Rooms - 7/24-26/96
3.    State Board of Law Examiners - Egyptian and Banquet Rooms - 2/14-16/96

                                    EXHIBIT B

                                LEGAL DESCRIPTION


Parcel I

Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, and 18 John
Wood's Subdivision of Square 2 of the Donation Lands of the City of Indianapolis, as per plat thereof; recorded in Land Record "H", page 27, in the Office of the Recorder of Marion County, Indiana.

Also, a strip of ground lying south of Lot 5 in John Wood's Subdivision of Square 2 in the City of Indianapolis, and described as follows, to-wit:

Commencing at a point 50 feet South of the North East corner of Lot 5 in said Square 2 thence South 20 feet, more or less, to the North East corner of said Lot 6 in said Square 2; thence West along the North line of Lots 6, 7, 8 and 9 in said Square 2, 200 feet to an alley; thence North 20 feet, more or less, to a point 5 feet West of the South West corner of said Lot 5; thence East along the South line of said Lot 5, 200 feet to the place of beginning, formerly known as Cayuga alley, vacated by Laws 1839; S. Ch. 259. Also, a strip of ground 5 feet in width, lying West of and adjacent to Lot 5, being part of Ogden Street, vacated in Town Lot Record 655 page 346.

[ILLEGIBLE] perimeter description of said Parcel is also described as:

Lot 1 through 18, vacated Cayuga alley, and vacated Erie alley in John Wood's Subdivision of Square Two of the Donation Lands of the City of Indianapolis recorded in Land Record "H", page 27 in the Office of the Recorder of Marion County, Indiana being bounded as follows:

Beginning at the Northwestern corner of the intersection of New Jersey Street (90 foot wide right-of-way) and Michigan Street (90 foot wide right-of-way); thence South 89 degrees 59 minutes 29 seconds West (assumed bearing) 419.49 feet (measured, 420 feet by plat) along the Northern right-of-way line of Michigan Street to the Northeastern corner of the intersection of Michigan Street and Alabama Street (90 foot wide right-of-way); thence North 00 degrees 00 minutes 00 seconds 419.22 feet (measured, 420 feet by plat) along the Eastern right-of-way line of Alabama Street to the Southeastern corner of the intersection of Alabama Street and North Street (90 foot wide right-of-way); thence South 89 degrees 57 minutes 36 seconds East 419.63 feet (measured, 420 feet by plat) along the Southern right-of-way line of North Street to the Southwestern corner of the intersection of North Street and New Jersey Street; thence South 00 degrees 01 minute 08 seconds West 418.87 (measured, 420 feet by plat) along the Western right-of-way line of New Jersey Street to the Point Of Beginning.

Parcel II

Lots 1, 2, 3, 4, 5, and 6 and the South half of vacated Walnut Street (formerly Wood Street) lying North of and adjacent to said Lot 1, all in John Wood's Subdivision of Out Lot in the City of Indianapolis, Indiana, the plat of which is recorded in Land Record "F", page 294 in the Office of the Recorder of Marion County, Indiana.

All of the above described Real Estate being more particularly described as follows:

Beginning at the Southeast corner of Lot 6 in the above mentioned John Wood's Subdivision of Out Lot 2; thence South 89 degrees 58 minutes 00 seconds West along the North line of North Street 197.19 feet to the East line of Ogden Street; thence North 00 degrees 00 minutes 00 seconds East along the said East line of Ogden Street and on a Northerly extension thereof 420.02 feet to the center line of vacated Walnut Street; thence North 89 degrees 53 minutes 15 seconds East along the said Street center line 196.88 feet to the West line of New Jersey Street; thence South 00 degrees 02 minutes 45 seconds East along the said West line of New Jersey Street 420.29 feet to the place of beginning.

The perimeter description of said Parcel is also described as follows:

Lots 1 through 6 and the South half of vacated Wood Street (60 foot wide right-of-way) in John Wood's Subdivision of Outlot Two in the City of Indianapolis recorded in Land record "F", page 294 in the Office of the Recorder of Marion County, Indiana being bounded as follows:

Beginning at the Northwestern corner of the intersection of New Jersey Street (90 foot wide right-of-way) and North Street (90 foot wide right-of-way); thence North 89 degrees 57 minutes 36 seconds West (assumed bearing) 196.89 feet (measured, 195 feet by plat) along the Northern right-of-way line of North Street to the Northeastern corner of the intersection of North Street and Erie Alley (also known as Ogden Street having a 30 foot wide right-of-way); thence North 00 degrees 02 minutes 33 seconds East 420.54 feet (measured, 420 feet by plat) to the centerline of former Wood Street which is now the Southern right-of-way line of Walnut Street (50 foot wide right-of-way; see the Renaissance Place Replat recorded as Instrument #81-70893 in said Recorder's Office); thence North 89 degrees 59 minutes 58 seconds East 196.69 feet (measured, 195 feet by plat) along the centerline of former Wood Street which is now the Southern right-of-way line of Walnut Street to the Southwestern corner of the intersection of Walnut Street and New Jersey Street; thence South 00 degrees 00 minutes 56 seconds West 420.68 feet (measured, 420 feet by plat) along the Western right-of-way line of New Jersey Street to the Point Of Beginning.

                                    EXHIBIT C

                            1909 Theatre Real Estate
                                    Area Map

                                [GRAPHIC OMITTED]

                                    EXHIBIT D

                             1922 Mosque Real Estate
                                    Area Map

                                [GRAPHIC OMITTED]

                                   EXHIBIT "E"

                          "OFFICE AREA" - 1,980.45 S.F.
                                   Floor Plan

                                [GRAPHIC OMITTED]

                                   EXHIBIT "F"

                    "COMMON MAINTENANCE SHOP" - 2,638.54 S.F.
                                   Floor Plan
                                 (SHEET 1 of 2)

                                [GRAPHIC OMITTED]

                                   EXHIBIT "F"

                          "BASEMENT AREA" - 617.17 S.F.
                         "BANQUET HALL" - 5,468.52 S.F.
                         "SHRINE MUSEUM" - 1,225.55 S.F.
                                   Floor Plan
                                 (SHEET 2 of 2)

                                [GRAPHIC OMITTED]

                                LAND DESCRIPTION
                     a portion of the Murat Temple building
                                    version 1
                                    8 NOV 95

                               [AREA MAP OMITTED]

A part of the east half of John Wood's Subdivision of Square 2 of the Donation Lands of the City of Indianapolis as per plot thereof recorded in Land Record "H," page 27 in the office of the Recorder of Marion County, Indiana.

Commencing at the southeastern corner of Lot 6 of John Wood's Subdivision of Square 2 of the Donation Lands of the City of Indianapolis as per plat thereof recorded in Land Record "H," page 27 in the office of the Recorder of Marion County, Indiana, said corner being on the western right-of-way line of New Jersey Street (90.00 foot-wide right-of-way); thence North 00 degrees 01 minute 08 seconds East (assumed bearing) 219.04 feet along the western right-of-way line of New Jersey Street; thence North 89 degrees 58 minutes 52 seconds West
6.03 feet perpendicular to the western right-of-way line of New Jersey Street to the POINT OF BEGINNING of this description; thence South 89 degrees 56 minutes 57 seconds West 151.50 feet; thence North 00 degrees 21 minutes 29 seconds East
22.65 feet; thence North 83 degrees 42 minutes 20 seconds East 0.29 feet; thence North 00 degrees 07 minutes 19 seconds East 22.98 feet; thence South 89 degrees 53 minutes 02 seconds East 15.72 feet; thence North 00 degrees 01 minute 19 seconds East 43.94 feet; thence North 89 degrees 54 minutes 19 seconds East
94.42 feet; thence North 01 degree 01 minute 54 seconds West 8.06 feet; thence North 84 degrees 06 minutes 06 seconds East 0.62 feet; thence North 45 degrees 16 minutes 25 seconds East 11.33 feet; thence North 85 degrees 38 minutes 57 seconds East 3.11 feet; thence South 45 degrees 34 minutes 53 seconds East 11.33 feet; thence South 73 degrees 50 minutes 09 seconds East 0.52 feet; thence South 00 degrees 03 minutes 43 seconds East 7.98 feet; thence South 89 degrees 41 minutes 14 seconds East 21.15 feet; thence South 00 degrees 19 minutes 50 seconds West 89.58 feet to the POINT OF BEGINNING containing 13,127 square feet, more or less.

                                   EXHIBIT "H"

                          "SOCIAL ROOM" - 9,515.48 S.F.
                                   Floor Plan

                                [GRAPHIC OMITTED]

                                   EXHIBIT "I"

                        "EGYPTIAN ROOM" - 17,717.54 S.F.
                                   Floor Plan

                                [GRAPHIC OMITTED]

                                   EXHIBIT "L"

                          "TRAIN ROOM" - 4,433.27 S.F.
                                   Floor Plan
                                 (SHEET 1 of 2)

                                [GRAPHIC OMITTED]

                                   EXHIBIT "L"

                           "STORAGE" - 16,457.60 S.F.
                          "KNIEPE ROOM" - 2,704.81 S.F.
                                   Floor Plan
                                 (SHEET 2 of 2)

                                [GRAPHIC OMITTED]

                                   EXHIBIT "O"
                         "PREMISES PLANS & SPECIFICATIONS"


                                  MURAT THEATRE
                                   INDEX SHEET

                                November 22, 1995


Cover Sheet                                                            No Date
Sheet Index                                                            No Date

LANDSCAPE

                  Site Survey                                         05-10-95
LD100             Site Demolition Plan                                09-07-95
L100              Site Plan                                           09-07-95
L101              Site Layout Plan                                    09-07-95
L102              Site Grading Plan                                   09-07-95
L103              Landscape Plan                                      09-07-95
L104              Site Lighting                                       11-22-95
L601              Site Details                                        09-07-95

DEMOLITION

D201              Basement Demolition Plan "Area A"                   10-31-95
D202              Basement Demolition Plan "Area B"                   09-07-95
D203              Basement Mezzanine Demolition Plan                  09-07-95
                  "Area A"
D204              Basement Mezzanine Demolition Plan                  08-30-95
                  "Area B"
D205              First Floor Demolition Plan "Area A"                08-30-95
D206              First Floor Demolition Plan "Area B"                09-07-95
D207              Second Floor Demolition Plan "Area A"               08-30-95
D208              Second Floor Demolition Plan "Area B"               09-07-95
D209              Third Floor Demolition Plan "Area A"                08-30-95
D210              Third Floor Demolition Plan "Area B"                06-19-95
D211              Third Floor Upper Level Demolition Plan             08-11-95
                  "Area A"
D212              Not Used
D213              Fourth Floor Demolition Plan "Area A"               09-07-95
D214              Fourth Floor Demolition Plan "Area B"               06-19-95
D401              Building Section Demolition                         08-11-95
D402              Building Section Demolition                         08-11-95

STRUCTURAL

S201              Not Used
S202              Orchestra Pit Floor Framing Plan "Area A"           10-31-95

S203              New Stage Floor Framing Plan "Area A"               10-31-95
S204              Not Used
S205              Balcony Framing Plan "Area A"                       10-31-95
S206              Attic/Catwalk Framing Plan "Area A"                 09-12-95
S207              Roof Framing Plan "Area A"                          10-27-95
S208              Stage Roof, Fly, Loading and Pinrail Gallery        09-12-95
                  Framing Plans (Grid Iron Structural Plans)
S209              Gallery Ladder and Platform Details                 09-12-95
S210              Misc. Structural Plans & Details
S601              Structural Details                                  09-12-95

ARCHITECTURAL

A201              Basement Plan Area "A"                              10-18-95
A202              Basement Plan Area "B"                              10-18-95
A203              Basement Mezzanine Plan Area "A"                    10-18-95
A204              Basement Mezzanine Plan Area "B"                    10-30-95
A205              First Floor Plan Area "A"                           10-18-96
A206              First Floor Plan Area "B"                           10-27-95
A207              Second Floor Plan Area "A"                          10-18-95
A208              Second Floor Plan Area "B"                          10-18-95
A209              Third Floor Plan Area "A"                           10-18-95
A210              Third Floor Plan Area "B"                           10-18-95
A211              Third Floor Upper Level Floor Plan Area "A"         10-02-95
A212              Not Used
A213              Fourth Floor Plan Area "A"                          10-18-95
A214              Fourth Floor Plan Area "B"                          06-19-95
A215              Roof Plan Area "A"                                  06-19-95
A216              First Floor Seating Plan Area "A"                   09-29-95
A217              Balcony Seating Plan Area "A"                       09-12-95
A218              First Floor Reflected Ceiling Plan Area "A"         10-02-95
A219              Second Floor Reflected Ceiling Plan Area "A"        10-02-95
A220              Third Floor Reflected Ceiling Plan Area "A"         10-02-95
A301              Exterior Elevations                                 11-07-95
A401              Building Cross Sections and Details                 10-02-95
A402              Building Cross Sections and Details                 10-02-95
A403              Building Cross Sections and Details                 10-02-95
A404              Building Cross Sections and Details                 10-02-95
A405              Building Cross Sections and Details                 08-11-95
A406              Miscellaneous Wall Sections/Details                 09-12-95
A407              Not Used
A408              Not Used
A409              Not Used
A410              Not Used
A411              Not Used
A412              Not Used
A413              Wall Sections, Structural Plans, Details -          11-07-95
                  New Canopy "Area B"
A414              Wall Sections - Canopy "Area B"                     11-07-95

A415              Wall Sections - Canopy "Area B"                     11-07-95
A501              Door Schedule                                       10-27-95
A502              Not Used
A503              Not Used
A504              Finish Schedule                                     10-27-95
I206              Floor Finish Layout                                 08-24-95
I301              Interior Elevations                                 10-02-95
I302              Interior Elevations                                 10-27-95
I601              Casework                                            10-27-95

PLUMBING

P-1               Basement Floor Plan "Area A" -                      09-15-95
                  Plumbing
P-2               Basement Floor Plan "Area B"                        09-28-95
P-3               Basement Mezzanine Floor Plan "Area A"              09-15-95
P-4               Basement Mezzanine Floor Plan "Area B"              09-28-95
P-5               First Floor Plan "Area A"                           09-15-95
P-6               First Floor Plan "Area B"                           09-28-95
P-7               Second Floor Plan "Area A"                          09-15-95
P-8               Second Floor Plan "Area B'                          06-23-95
P-9               Mezzanine Floor Plan "Area A" -                     06-23-95
                  Plumbing
P-10              Details and Schedules                               06-23-95

STEAM

SA201             Basement "Area A" Floor Plan - Steam                06-19-95
SA202             Basement "Area B" Floor Plan - Steam                06-19-95
SA203             Basement Mezzanine "Area A" Floor Plan -            06-19-95
                  Steam
SA204             Basement Mezzanine "Area B" Floor Plan -            06-19-95
                  Steam
SA205             First Floor Plan "Area A" - Steam                   06-19-95
SA206             First Floor Plan "Area B" - Steam                   06-19-95
SA207             Second Floor Plan "Area A" - Steam                  06-19-95
SA208             Second Floor Mezzanine Plan "Area A" -              06-19-95
                  Steam

HVAC

HV-1              Basement Plan "Area A"                              09-14-95
HV-2              Basement Plan "Area B"                              09-14-95
HV-3              Basement Mezzanine Plan "Area A"                    09-14-95
HV-4              Basement Mezzanine Plan "Area B"                    09-15-95
HV-5              First Floor Plan "Area A"                           09-14-95
HV-6              First Floor Plan "Area B"                           09-14-95

HV-7              Second Floor Plan "Area A"                          09-14-95
HV-8              Second Floor Plan "Area B"                          09-14-95
HV-9              Second Floor Plan Mezzanine Plan                    09-14-95
                  "Area A"
HV-10             Second Floor Plan Mezzanine Plan                    09-14-95
                  "Area B"
HV-11             Third Floor/Attic Floor Plan "Area A"               09-14-95
HV-12             Third Floor/Attic Floor Plan "Area B"               09-14-95
HV-13             Roof Plan "Area A"                                  09-14-95
HV-14             Schedules                                           09-14-95

ELECTRICAL

E100              Standard Symbol Legend                              06-19-95
E101              Site Plan
E201              Basement Lighting Plan "Area A"                     11-03-95
E202              Basement Lighting Plan "Area B"                     11-03-95
E203              Basement Mezzanine Lighting Plan                    11-08-95
                  "Area A"
E204              Basement Mezzanine Lighting Plan                    11-03-95
                  "Area B"
E205              First Floor Lighting Plan "Area A"                  11-03-95
E206              First Floor Lighting Plan "Area B"                  11-03-95
E207              Second Floor Lighting Plan "Area A"                 11-03-95
E208              Second Floor Lighting Plan "Area B"                 08-16-95
E209              Second Floor Mezzanine Lighting Plan                11-03-95
                  "Area A"
E210              Second Floor Mezzanine Lighting Plan                10-23-95
                  "Area B"
E211              Second Floor Upper Mezzanine Lighting Plan          10-23-95
                  "Area A"
E212              Second Floor Upper Mezzanine Lighting Plan          06-16-95
                  "Area B"
E213              Third/Attic Lighting Plan "Area A"                  11-03-05
E214              Third/Attic Lighting Plan "Area B"                  06-19-95
E215              Main House Lighting Plan                            11-02-95
E301              Basement Power and Special Systems Plan             09-08-95
                  "Area A"
E302              Basement Power and Special Systems Plan             09-08-95
                  "Area B"
E3O3              Basement Mezzanine Power and Special                09-09-95
                  Systems Plan "Area A"
E304              Basement Mezzanine Power and Special                09-08-95
                  Systems Plan "Area B"
E305              First Floor Power and Special Systems               09-08-95
                  Plan Area "A"
E306              First Floor Power and Special Systems               09-08-95
                  Plan "Area B"
E307              Second Floor Power and Special Systems              09-08-95
                  "Area A"

E308              Second Floor Power and Special Systems              06-16-95
                  "Area B"
E309              Second Floor Mezzanine Power and Special            09-08-95
                  Systems Plan "Area A"
E310              Second Floor Mezzanine Power and Special            06-19-95
                  Systems Plan "Area B"
E311              Second Floor Upper Mezzanine Power and              08-22-95
                  Special Systems "Area A"
E312              Second Floor Upper Mezzanine Power and              06-19-95
                  Special Systems Plan "Area B"
E313              Third/Attic Power and Special Systems               08-22-95
                  Plan "Area A"
E314              Third/Attic Power and Special Systems               10-09-95
                  Plan "Area B"
E315              Roof Power and Special Systems Plan                 10-09-95
E316              Fire Alarm Riser Diagram                            10-02-95
E401              Basement Electrical Demolition Plan                 06-19-95
                  "Area A"
E402              Basement Electrical Demolition Plan                 06-19-95
                  "Area B"
E403              Basement Mezzanine Electrical Demolition            06-19-95
                  Plan "Area A"
E404              Basement Mezzanine Electrical Demolition            06-19-95
                  Plan "Area B"
E405              First Floor Electrical Demolition Plan              10-03-95
                  "Area A"
E408              First Floor Electrical Demolition Plan              10-03-95
                  "Area B"
E407              Second Floor Electrical Demolition Plan             06-19-95
                  "Area A"
E408              Second Floor Electrical Demolition Plan             06-19-95
                  "Area B"
E409              Second Floor Mezzanine Electrical Demolition        06-19-95
                  Plan "Area A"
E410              Second Floor Mezzanine Electrical Demolition        06-19-95
                  Plan "Area B"
E411              Second Floor Upper Mezzanine Electrical             06-19-95
                  Demolition Plan "Area A"
E412              Second Floor Upper Mezzanine Electrical             06-19-95
                  Demolition Plan "Area B"
E413              Third/Attic Electrical Demolition Plan              06-19-95
                  "Area A"
E414              Third/Attic Electrical Demolition Plan              06-19-95
                  "Area B"
E415              Existing Electrical Distribution Single             06-19-95
                  Line Diagram
E500              Enlarged Electrical Plans                           11-15-95
E501              Basement "Area A" Distribution Plan                 11-15-95
E502              Enlarged Kitchen Lighting and Power Plans           11-15-95
E503              Basement Mezzanine "Area B" Distribution            11-15-95
                  Plan

E505              First Floor "Area A" Distribution Plan              11-15-95
E507              Second Floor "Area A" Distribution Plan             11-15-95
E509              Second Floor Mezzanine "Area A"                     11-15-95
                  Distribution Plan
E513              Third Floor/Attic Mezzanine "Area A"                11-15-95
                  Distribution Plan
E601              Electrical Distribution Single-Line Diagram         11-15-95
E602              Existing 1922 Building Single-Line Diagram          09-12-95
E701              Light Fixture Schedule                              08-22-95
E801              Sound System Riser/Details                          06-19-95
E802              Dressing Station Lighting Details                   06-19-95
E803              Enlarged Bar Power Plan                             10-04-95
E804              Aisle Lighting Plan - Main Floor                    08-22-95
E805              Aisle Lighting Plan - Balcony                       08-22-95
E903              Basement Mezzanine Sound System Plan                10-04-95
E905              First Floor Sound System Plan                       10-04-05
E909              Second Floor Mezzanine Sound System Plan            10-03-95
E911              Second Floor Upper Mezzanine Sound                  10-03-95
                  System Plan
E913              Third Floor/Attic Sound System Plan                 10-03-95

                  Specifications                                      06-23-95


Note: "Remodeled Plans & Specifications" are contained within and are a part of the "Premises Plans & Specifications".

                                    Exhibit P

                        Remodel Plans and Specifications

       The Remodel Plans and Specifications are the portion of the Premises Plans and Specifications attached to the Lease as Exhibit O as they are applicable to the following, and only the following, portions of the Murat
Complex:

                                  A. Office Area
                                  B. Shrine Museum
                                  C. Basement Area
                                  D. Train Room
                                  E. Kniepe Room
                                  F. Banquet Hall

                               MEMORANDUM OF LEASE

      THIS MEMORANDUM OF LEASE, made and entered into by and between the parties hereto, to evidence their execution of a certain lease dated Sept. 1, 1995

      WITNESSETH:

      1. The name of the Landlord is Murat Temple Association, Inc. whose address is 510 N. New Jersey St., Indianapolis, IN 46204

      2. The name of the Tenant is Murat Centre, L.P. whose address is 10089 Allisonville Road, Fishers, IN 46038.

                        (select appropriate paragraph 3)

      3. The specific legal description of the Leased Premises is described on Exhibit A attached hereto and made a part hereof, except for that portion of such real estate as is described on Exhibit B attached hereto and made a part hereof.

                        (select appropriate paragraph 4)

      4. The (initial) term of the Lease is from Sept. 1, 1995 and expires Sept. 4, 2045.

                        (select appropriate paragraph 5)

      5A. The Lease grants to the Tenant the option to renew or extend the term of the Lease (for ____________________ ( ) years) (for five (5) successive periods of ten (10) years each) from the date of the expiration of the term as set out in either paragraph 4 or 4A hereof.

      6. The Lease does not contain an option to purchase the Leased Premises or any part thereof.

Tenant is granted the right of first refusal in the event the Landlord wants to sell or otherwise transfer its interest in the Leased Premises.

      7. The following restrictions are imposed upon the use of the Leased Premises or any part thereof.

                                    EXHIBIT Q

      8. The Lease imposes the following restrictions upon the use of the tract of real estate owned by the Landlord, the specific legal description of which is set forth in the survey or plot plan attached hereto and marked as Exhibit B:

      9. (List below any other agreements between Landlord and Tenant which should be set forth as notice to third parties, such as the non-exclusive use of all access and parking areas as shown on the survey or plot plan marked Exhibit A attached hereto, limited liability, transfer of title on expiration of lease term, etc.)

      IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease (have caused this Memorandum of Lease to be executed) this _____ day of December, 1995.

                                    Murat Temple Association, Inc.


                                    By:_______________________________________
                                             Joe L. Scott, President
                                             Landlord (Lessor)

                                    Murat Centre, L.P.
                                    By: Murat Centre, Inc., general partners
                                        --------------------------------------


                                    By:_______________________________________
                                             P. David Lucas, President
                                             Tenant (Lessee)

                           (Individual Acknowledgment)

STATE OF _____________)
                      ) SS:
COUNTY OF ____________)

      Before me, as Notary Public in and for said County and State, personally appeared _________________________ who acknowledged the execution of the foregoing Memorandum of Lease, and who, having been duly sworn, stated that the representations therein contained are true.

      WITNESS my hand and Notarial Seal this ____________ day of _________, 19_______.

                                                ---------------------------

                                                ---------------------------
                                                        Notary Public

My commission expires

---------------------

                           (Corporate Acknowledgment)

STATE OF INDIANA   )
                   ) SS:
COUNTY OF MARION   )

      Before me, as Notary Public in and for said County and State, personally appeared Joe L. Scott and __________, the President and _________________, respectively, of Landlord (Corporation), who acknowledged the execution of the foregoing Memorandum of Lease for and on behalf of the Corporation, and who, having been duly sworn, stated that the representations therein contained are true.

      WITNESS my hand and Notarial Seal this ____ day of December, 1995.

                                                ------------------------------

                                                ------------------------------
                                                          Notary Public

My commission expires           Residing in _________________ County, Indiana.

--------------------

(ADD ADDITIONAL ACKNOWLEDGMENTS IF NECESSARY)

This instrument was prepared by Barry Z. Wallack, Esq., Wallack & Wallack, P.C., One Indiana [ILLEGIBLE].

                      FIRST AMENDMENT TO INDENTURE OF LEASE

      THIS FIRST AMENDMENT TO INDENTURE OF LEASE is entered into this 23 day of June, 1997, by and between MURAT TEMPLE ASSOCIATION, INC., an Indiana not-for-profit corporation ("Lessor"), and MURAT CENTRE, L.P., an Indiana limited partnership ("Lessee").

                                    RECITALS:

      WHEREAS, Lessor and Lessee, as of September 1, 1995, entered into an Indenture of Lease (the "Lease") for the Leased Premises as described in the Lease; and

      WHEREAS, Lessor and Lessee now desire to amend, supplement, and modify the Lease.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

      1. The Recitals set forth above are hereby incorporated by reference.

      2. In the event of any inconsistency between the provisions of this Amendment and the Lease, the terms and provisions of this Amendment shall govern and control.

      3. The term "The Indianapolis Shrine Foundation for The Performing Arts and Community Development, Inc." as used in the definition of Investor in
Section 1.02 of the Lease, and as used in Sections 5.05, 6.01, and all other references thereto in the Lease, if any, are deleted and the following is substituted therefor: "Downtown Area Community Development Corporation".

      4. In all other respects the Lease, as hereby amended, is ratified, confirmed, and approved.


      IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment on the day and year first above written.

LESSEE:                                    LESSOR:

MURAT CENTRE, L.P.,                        MURAT TEMPLE ASSOCIATION, INC.,
an Indiana limited partnership             an Indiana not-for-profit
                                           corporation

By: MURAT CENTRE, INC., general partner

                                           By: /s/ Robert E. Hancock, Jr.
                                              -----------------------------
By: /s/ [ILLEGIBLE]
    -----------------------------------    Printed Name: Robert E. Hancock, Jr.
                                           Title: Pres.
Printed Name:__________________________
Title: Pres.